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                                                                   EXHIBIT 10.27


                               OFFICE SPACE LEASE

                                 by and between

                             JACO HORSE PEN II LLC,
                                   as Landlord

                                       and

                         WANG GOVERNMENT SERVICES, INC.,
                                    as Tenant


                            Fairfax County, Virginia

                                                            HOLLAND & KNIGHT LLP

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                                TABLE OF CONTENTS

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
SECTION                                                                                    PAGE
1.   DEMISE AND TERM..........................................................................2
     A.  Term.................................................................................2
     B.  Delays...............................................................................3
     C.  Extended Term........................................................................3
     D.  Termination for Delay................................................................5
     E.  Declaration of Commencement Date.....................................................7

2.   RENT.....................................................................................7
     A.  Definitions..........................................................................7
     B.  Components of Rent..................................................................10
     C.  Payment of Rent.....................................................................12
     D.  Allocation of Rent Abatement for Tax Purposes.......................................13

3.   USE.....................................................................................13

4.   CONDITION OF PREMISES...................................................................14

5.   BUILDING SERVICES.......................................................................14
     A.  Basic Services......................................................................14
     B.  Electricity.........................................................................15
     C.  Telephones..........................................................................15
     D.  Fitness Facility....................................................................16
     E.  Deli Space..........................................................................16
     F.  Additional Services.................................................................16
     G.  Failure or Delay in Furnishing Services.............................................16
     H.  Replacement of Property Manager.....................................................17

6.   RULES AND REGULATIONS...................................................................18

7.   CERTAIN RIGHTS RESERVED TO LANDLORD.....................................................18

8.   MAINTENANCE AND REPAIRS.................................................................19
     A.  General Obligations.................................................................19
     B.  Noise and Vibration.................................................................20

9.   ALTERATIONS; SIGNS......................................................................21
     A.  Requirements........................................................................21
     B.  Liens...............................................................................22
     C.  Signs...............................................................................22
     D.  Building Signage....................................................................22
     E.  Tenant's Equipment..................................................................23

10.  INSURANCE...............................................................................24
     A.  Tenant's Insurance..................................................................24
     B.  Landlord's Insurance................................................................25
     C.  Risk of Loss........................................................................25

11.  TENANT'S AND LANDLORD'S RESPONSIBILITIES................................................25
     A.  Tenant's Responsibilities...........................................................25
     B.  Landlord's Responsibilities.........................................................26
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12.  FIRE OR OTHER CASUALTY..................................................................26
     A.  Destruction of the Building.........................................................26
     B.  Destruction of the Premises.........................................................26

13.  CONDEMNATION............................................................................28

14.  ASSIGNMENT AND SUBLETTING...............................................................28
     A.  Landlord's Consent..................................................................28
     B.  Standards for Consent...............................................................29
     C.  INTENTIONALLY OMITTED...............................................................29
     D.  Assignment or Subletting to Affiliates..............................................29
     E.  Other Permitted Users...............................................................30
     F.  Miscellaneous.......................................................................30

15.  SURRENDER...............................................................................30

16.  DEFAULTS AND REMEDIES...................................................................31
     A.  Default.............................................................................31
     B.  Right of Re-Entry...................................................................31
     C.  Termination of Right to Possession..................................................31
     D.  Termination of Lease................................................................32
     E.  Other Remedies......................................................................32
     F.  Bankruptcy..........................................................................32
     G.  Waiver of Trial by Jury.............................................................32
     H.  Venue...............................................................................33
     I.  Building Ownership and Other Tenants................................................33
     J.  Title...............................................................................33

17.  HOLDING OVER............................................................................33

18.  SECURITY DEPOSIT........................................................................34
     A.  Amount..............................................................................34
     B.  Security............................................................................34
     C.  Form................................................................................34
     D.  Right to Draw.......................................................................34
     E.  Right to Pledge or Assign...........................................................35
     F.  Reservation of Rights...............................................................35
     G.  Reduction of Security Deposit.......................................................35
     H.  Return of Security Deposit..........................................................36

19.  INTENTIONALLY OMITTED...................................................................36

20.  ESTOPPEL CERTIFICATES...................................................................36

21.  FINANCING...............................................................................36
     A.  Subordination.......................................................................36
     B.  Mortgagee Requirements..............................................................37

22.  QUIET ENJOYMENT.........................................................................37

23.  BROKER..................................................................................38

24.  NOTICES.................................................................................38

25.  PARKING.................................................................................39
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26.  SECOND FLOOR EXPANSION RIGHTS...........................................................39

27.  RIGHT OF FIRST OPPORTUNITY FOR ADDITIONAL SPACE.........................................40

28.  HVAC RIGHTS.............................................................................42

29.  ANTENNA RIGHTS..........................................................................42
     A.  Scope of Rights.....................................................................42
     B.  Compliance with Law.................................................................42
     C.  Installation Procedures.............................................................42
     D.  Interference........................................................................44
     E.  Maintenance and Removal of the Antenna Equipment....................................44
     F.  Indemnification.....................................................................45
     G.  Taxes...............................................................................45

30.  STORAGE SPACE...........................................................................45

31.  MISCELLANEOUS...........................................................................46
     A.  Successors and Assigns..............................................................46
     B.  Entire Agreement....................................................................46
     C.  Time of Essence.....................................................................46
     D.  Execution, Delivery and Authority...................................................46
     E.  Severability........................................................................46
     F.  Governing Law.......................................................................46
     G.  Attorneys' Fees.....................................................................46
     H.  Joint and Several Liability.........................................................46
     I.  Landlord Representation.............................................................47
     J.  Captions............................................................................47
     K.  No Waiver...........................................................................47
     L.  Limitation of Liability; Effect of Sale.............................................47
     M.  No Partnership......................................................................47
     N.  Financial Statements................................................................47
     O.  Lien Waiver.........................................................................48
     P.  Change of Address...................................................................48
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                               OFFICE SPACE LEASE

     THIS OFFICE SPACE LEASE ("LEASE"), a deed of lease, is made as of the 7th day of July 2000, between JACO HORSE PEN II LLC, a Delaware limited liability company ("LANDLORD"), and WANG GOVERNMENT SERVICES, INC., a Delaware corporation ("TENANT"), for space in the building to be known as President's Park III, 2525 Horse Pen Road, Herndon, Virginia (such building (the "BUILDING") together with the land (the "LAND") upon which it shall be situated and common areas, including, without limitation, all sidewalks, parking areas and landscaped areas, being herein referred to as the "PROPERTY"). The following schedule (the "SCHEDULE") sets forth certain basic terms of this Lease:

                                    SCHEDULE

1.   PREMISES:                        The entire rentable square feet of office
                                      area on the third (3rd), fourth (4th) and fifth (5th) floors, each comprising approximately 41,731 rentable square feet, and a portion of the first (1st) floor of the Building containing approximately
                                      14,807 rentable square feet, as shown on the floor plans attached hereto as EXHIBITS A-1 through A-4.

2.   COMMENCEMENT DATE:               November 1, 2001, subject to adjustment
                                      pursuant to Section 1 of the Lease.

3.   EXPIRATION DATE:                 October 31, 2011, subject to adjustment
                                      pursuant to Section 1 of the Lease.

4.   RENTABLE SQUARE FEET OF THE      140,000, as determined in accordance with
     PREMISES:                        the BOMA Method of Measurement ("BOMA")

5.   OFFICE RENTABLE SQUARE FEET OF   200,508, as determined in accordance with
     THE BUILDING:                    BOMA.

6.   BASE RENT:                       The Base Rent for each Lease Year
                                      (hereinafter defined) during the Term
                                      shall be as follows:

                                      LEASE YEAR       ANNUAL         MONTHLY
                                      -----------------------------------------
                                          1        $ 2,641,800.00  $ 220,150.00
                                          2        $ 2,721,600.00  $ 226,800.00
                                          3        $ 2,802,800.04  $ 233,566.67
                                          4        $ 2,886,800.04  $ 240,566.67
                                          5        $ 2,973,600.00  $ 247,800.00
                                          6        $ 3,063,200.04  $ 255,266.67
                                          7        $ 3,155,600.04  $ 262,966.67
                                          8        $ 3,250,800.00  $ 270,900.00
                                          9        $ 3,348,800.04  $ 279,066.67
                                         10        $ 3,449,600.04  $ 287,466.67

7.   TENANT'S PROPORTIONATE SHARE:    69.82%

8.   SECURITY DEPOSIT:                $2,000,000.00

9.   BROKER(S):                       LANDLORD'S:  Millennium Realty Advisors,
                                                   LLC
                                      TENANT'S:    Transwestern Carey Winston,
                                                   LLC

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10.  EXHIBITS:                        A.    Location of Adjacent Street
                                      A-1.  First Floor Plan
                                      A-2.  Third Floor Plan
                                      A-3.  Fourth Floor Plan
                                      A-4.  Fifth Floor Plan
                                      B.    Work Agreement
                                      B-1.  Building Shell Definition
                                      B-2.  Required Minimum Standards for
                                            Tenant Work
                                      B-3.  Description of Project Plans
                                      C.    Rules and Regulations
                                      D.    Form of Estoppel Certificate
                                      E.    Declaration of Commencement Date
                                      F.    Form of Letter of Credit
                                      G.    Location of Reserved Parking Spaces
                                      H.    HVAC Specifications
                                      I.    Pre-Approved SNDA Form
                                      J.    Approved General Contractor
                                            Candidates

11.  COMMENCEMENT DATE OF             First Extension Term - The first day after
     EXTENSION TERM:                  the Expiration Date (being November 1,
                                      2011 if the Expiration Date is October 31,
                                      2011).

                                      Second Extension Term - The first day
                                      after the expiration of the First
                                      Extension Term (being November 1, 2016 if the expiration date of the First Extension Term is October 31, 2016).

12.  EXPIRATION DATE OF EXTENSION     First Extension Term - Five (5) Years
     TERM:                            after the Commencement Date of the First
                                      Extension Term (being October 31, 2016 if the Commencement Date of the first
                                      Extension Term is November 1, 2011).

                                      Second Extension Term - Five (5) years
                                      after the Commencement Date of the Second
                                      Extension Term (being October 31, 2021 if the Commencement Date of the first Extension Term is November 1, 2016).

1.   DEMISE AND TERM.

     A. TERM. This Lease shall be effective as of the date hereof. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "PREMISES") described in ITEM 1 of the Schedule and shown on the plans attached hereto as EXHIBITS A-1 THRU A-4, subject to the covenants and conditions set forth in this Lease, for a term (as it may be extended in accordance with the terms of this Lease, the "TERM") commencing on the date (the "COMMENCEMENT DATE") described in
ITEM 2 of the Schedule and expiring on the date (the "EXPIRATION DATE") described in ITEM 3 of the Schedule, as may be extended in accordance with the terms of Sections 1.B and 1.C, below, unless terminated earlier as otherwise provided in this Lease. The rentable square footage of the Premises and the Building shall be determined by Landlord's Architect (hereinafter defined) prior to the Commencement Date, and Landlord shall cause the Landlord's Architect to provide to Tenant in writing such architects' calculation of the rentable square footage of the Premises and the Building. Tenant, or a registered architect selected by Tenant, shall have the right to access, review and remeasure the Premises prior to the Commencement Date. If the rentable area figure for the Premises determined by Tenant's architect differs by two thousand (2,000) feet or less (higher or lower) from Landlord's figure, then Landlord's figure shall be controlling. If the rentable area figure determined by Tenant's architect differs by more than two thousand (2,000) feet (higher or lower) from Landlord's figure, then Landlord and Tenant shall endeavor to resolve

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such discrepancy. If Landlord and Tenant are not able to resolve such discrepancy, then Landlord and Tenant shall jointly appoint an independent architect to resolve such discrepancy and the determination of such independent architect shall be binding on both Landlord and Tenant. During any such dispute Tenant shall pay Base Rent to Landlord based on Landlord's determination. The cost of any such independent architect shall be shared equally by Landlord and Tenant. Promptly after determination of the rentable area of the Premises in accordance with this Section, Landlord and Tenant shall execute the Declaration (hereinafter defined), setting forth the rentable area of the Premises and the other information set forth therein. If the square footage subsequently is adjusted pursuant to this Section 1.A, then the Base Rent, Tenant's Proportionate Share (as defined in ITEM 7 of the Schedule, the Improvement Allowance and Excess Cost Allowance (both as defined in EXHIBIT B), and other amounts in this Lease which are based upon the square footage of the Premises shall be retroactively adjusted to reflect such square footage as of the Commencement Date. If Tenant makes any payment of Base Rent prior to the final determination of the rentable square feet of space of the Premises, and the amount of Base Rent payable for such period exceeds the amount previously paid by Tenant, Tenant shall pay the amount of such excess to Landlord within thirty
(30) days of written demand thereof from Landlord. If the amount of Base Rent payable for such period is less than the amount theretofore paid by Tenant, Landlord shall credit the same to the next payment of Base Rent due hereunder. Each twelve (12) month period within the Term shall be referred to herein as a "LEASE YEAR"; provided, however, that (i) the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Term shall terminate on the date this Lease expires or is otherwise terminated.

     B. DELAYS. If the Tenant Work and the Standard Shell Work (as such terms are defined in the Work Agreement attached hereto as EXHIBIT B) to be built by Landlord pursuant to EXHIBIT B are not Substantially Completed (hereinafter defined) by Landlord on or before the Commencement Date described in ITEM 2 of the Schedule, or Landlord is otherwise unable to deliver possession of the Premises to Tenant on or before such Commencement Date, for any reason or cause, this Lease shall not be void or voidable, nor shall Landlord or Landlord's agents or employees be liable to Tenant for any loss or damage resulting therefrom, except as expressly provided in Section 1.D of this Lease and Paragraph 10 of EXHIBIT B. If any such delay results from other than a Tenant Delay (as defined in EXHIBIT B), then the Commencement Date shall be the earlier of (i) the date that the Premises is first occupied by Tenant for the conduct of Tenant's business, or (ii) the date that the Tenant Work and the Standard Shell Work to be built by Landlord in the Premises pursuant to EXHIBIT B are Substantially Completed and Landlord is able to deliver possession of the Premises to Tenant. Notwithstanding the foregoing, to the extent that Substantial Completion of the Tenant Work or Standard Shell Work is delayed as a result of a Tenant Delay, then the Commencement Date, and all the obligations of Tenant to pay Base Rent, Adjustment Rent and any other Rent payable hereunder), shall be the date on which Landlord's architect determines in its reasonable judgment that the Commencement Date would have occurred but for such Tenant Delay. Landlord shall provide Tenant with ten (10) days prior written notice of the date of Substantial Completion of the Standard Shell Work and the Tenant Work. If the Term begins on a date other than the Commencement Date indicated in
ITEM 2 of the Schedule, then Landlord shall advise Tenant in writing of such date and the Commencement Date shall be such date and the Expiration Date shall be the last day of the one hundred twentieth (120th) calendar month after the Commencement Date.

     C.  EXTENDED TERM

         (i) Landlord grants Tenant the options (together referred to as the "EXTENSION OPTIONS," and individually sometimes referred to as an "EXTENSION OPTION") to extend the Term for up to two (2) consecutive periods, the first of which (the "FIRST EXTENSION OPTION") shall be for five (5) years (the "FIRST EXTENSION TERM") and the second of which (the "SECOND EXTENSION OPTION") shall be for five (5) years (the "SECOND EXTENSION TERM") (together sometimes referred to as the "EXTENSION TERMS"). The First Extension Term and the Second Extension Term shall commence upon the dates described in ITEM 11 of the Schedule and shall expire on the dates described in

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     ITEM 12 of the Schedule subject to the covenants and conditions set forth in this Section. Tenant shall have no right to an extension of the Term if at the time Tenant seeks to exercise the applicable Extension Option, or at the time the applicable Extension Term would have otherwise commenced, if Tenant (i) has assigned this Lease (to a party other than to a Qualified Tenant Affiliate) and at the time Tenant seeks to exercise the applicable Extension Option Tenant's net worth and creditworthiness is then less than Tenant's net worth and creditworthiness as of the date hereof, (ii) has then sublet more than eighty percent (80%) of the Premises for a term or terms (with extension or renewal options) expiring during the last Lease Year of the Term (without regard to any remaining Extension Option) and at the time Tenant seeks to exercise the applicable Extension Option Tenant's net worth and creditworthiness is then less than Tenant's net worth and creditworthiness as of the date hereof; or (iii) is then in Default (hereinafter defined) or has been in Default three (3) or more times during any thirty-six (36) month period during the Term. In addition, Tenant shall have no right to exercise the Second Extension Option unless the First Extension Option has been exercised and this Lease is otherwise in full force and effect. To exercise the First Extension Option, Tenant shall give notice of its exercise to Landlord not earlier than thirty (30) months, and not later than eleven (11) months, prior to the Expiration Date, and to exercise the Second Extension Option, Tenant shall give notice of its exercise to Landlord not earlier than thirty (30) months, and not later than eleven (11) months, prior to the expiration of the First Extension Term. If Tenant is entitled to and gives Landlord notice in accordance with the terms of this Section 1.C, the Term shall be extended for the period commencing on the Commencement Date of the applicable Extension Term and expiring on the Expiration Date of the applicable Extension Term and, except as set forth below in this Section 1.C, shall be on the same terms and condition as are set forth in this Lease. Base Rent (on a "TRIPLE NET" basis) during the extended Term shall be ninety-five percent (95%) of the then-current (I.E., as of the commencement of the applicable Extension
     Term) market rent for first-class office properties of comparable quality and character to the Building in the Dulles Corner area of Fairfax County, Virginia, taking into consideration market concessions and other relevant factors applicable at such time (the "MARKET RATE"), with subsequent escalations in Base Rent thereafter to be determined by market practice with respect to comparable space, as such Base Rent is reasonably determined by Landlord (and notice thereof delivered to Tenant on or before the date that is the later of sixty (60) days after Tenant's notice of exercise of the applicable Extension Option, or nine (9) months prior to the commencement of the applicable Extension Term).

         (ii) If Tenant disagrees with Landlord's determination of the Base Rent for either Extension Term, Tenant shall give Landlord written notice of objection within ten (10) days after Landlord delivers to Tenant written notice of Landlord's Base Rent determination; otherwise Tenant shall be deemed to have objected to Landlord's determination of Base Rent and the parties shall proceed with the binding arbitration procedure for determining the Market Rate pursuant to Section 1.C(iii). If Tenant timely delivers to Landlord such written notice of objection as provided above, then Landlord and Tenant shall negotiate in good faith to determine the amount of Base Rent within twenty (20) days of the date of Tenant's delivery to Landlord of written notice of Tenant's objection (the "NEGOTIATION PERIOD").

         (iii) In the event Landlord and Tenant are unable to agree upon the Base Rent for the applicable Extension Term within the Negotiation Period, then Tenant shall be entitled to elect to proceed with the binding arbitration process set forth below by delivering written notice of such election to Landlord within twenty (20) days after the expiration of the Negotiation Period. If Tenant elects or is deemed to have elected to proceed with binding arbitration, then the Base Rent for the applicable Extension Term shall be based upon ninety-five percent (95%) of the Market Rate for comparable first-class office properties of comparable quality and character to the Building in the comparable first-class office properties of comparable quality and character to the Building in the Dulles Corner area of Fairfax County, Virginia (taking into consideration the general office rental market for similar class buildings to the Building in the Dulles Corner area of Fairfax County, Virginia, rental rates and escalations thereof then being obtained by other building owners for office buildings of comparable size, location and quality to the Building in the Dulles Corner area of Fairfax County, Virginia, the rental rates and escalations thereof then being obtained by Landlord for new tenants for comparable office space, with comparable provisions for pass

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     throughs of Expenses and Taxes as provided in the Lease, the amount of the
     Security Deposit remaining under the Lease, the facilities and services being offered by Landlord in the Building, commissions due as a result of the renewal (it being agreed that if no brokerage fee or commission is paid by Landlord with respect to any such Extension Term, then in determining the rent in accordance with this Section, Tenant shall (over the Extension Term in question) benefit to the extent of Landlord's savings on commissions that would otherwise have been payable to a broker), and all other relevant factors applicable at such time), as determined by binding arbitration in accordance with the following procedures. Within fifteen
     (15) days after either party first delivers notice to the other party of its election to proceed to binding arbitration, Landlord and Tenant shall each select a real estate broker (based on the criteria set forth in Section 1.C(iv) hereof). Within thirty (30) days of their selection, each broker shall make a written determination of the Market Rate for the Extension Term. All determinations of the Market Rate shall be in writing. The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party. If the Market Rate determination of the broker designated by Landlord is within five percent (5%) of the Market Rate determination of the broker designated by Tenant, then the Base Rent for the applicable Extension Term shall be the average of the two Base Rent determinations for the Extension Term. If the Market Rate determinations of these two brokers vary by more than five percent (5%), then a third broker shall be selected by the initial two brokers within fifteen (15) business days after the initial two valuation reports have been delivered to the parties (the third broker also having the qualifications set forth in Section 1.C(iv) below). If a third broker is appointed, the third broker shall review the valuation reports of the initial two brokers and select the one of the initial two valuation reports that most closely reflects the Market Rate for the applicable Extension Term. The third broker shall promptly deliver a report of his determination to each of the parties. The determination of the Market Rate for the applicable Extension Term pursuant to this Section 1.C(iii) hereof shall be final and binding upon Landlord and Tenant. The expenses of each of the first two brokers appointed under this Section 1.C(iii) shall be borne by the party appointing such broker. The expenses of the third broker appointed under this Section 1.C(iii) shall be paid one-half(1/2) by Landlord and one-half(1/2) by Tenant.

         (iv) The real estate brokers selected by Landlord and Tenant shall have the following qualifications: (i) must be a independent and licensed real estate broker in the Commonwealth of Virginia; (ii) must have a minimum of ten (10) years' experience in commercial office leasing in the Fairfax County, Virginia area; (iii) must be a commercial broker in the Northern Virginia area; (iv) must have experience representing both landlords and tenants; (v) is not then representing either Landlord or Tenant; and (vi) shall not have been involved in any disputes with Landlord, Tenant or any of the other brokers.

         (v) An amendment modifying this Lease to set forth the Base Rent for the Premises during the applicable Extension Term shall be executed by Landlord and Tenant within ten (10) business days after Landlord and Tenant have reached an agreement thereon (if applicable) or after the determination of the Base Rent by the brokers pursuant to Section 1.C(iii) hereof. In the event that (i) Landlord and Tenant have not agreed on the Base Rent for the applicable Extension Term and Tenant has not elected to proceed with binding arbitration, or (ii) any of the conditions set forth in Section 1.C(i), above are not satisfied, then, at Landlord's option, the applicable Extension Option shall be null, void and of no further force or effect and this Lease shall end on the date otherwise scheduled for expiration thereof (unless earlier terminated in accordance with the terms thereof), and Tenant shall have no further right or option to extend the Term. Time is of the essence with respect to Section 1.C.

     D.  TERMINATION FOR DELAY.

         (i) If Landlord has not commenced construction of the Tenant Work to be built by Landlord on or before the Start Delay Date (hereinafter defined), then Tenant shall have the right to terminate this Lease by delivering to Landlord, no later than fifteen (15) days after the Start Delay Date, written notice of such termination. In the event Landlord commences construction of

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     the Tenant Work on or before the date that is thirty (30) days after the
     Start Delay Date, such right of termination shall be deemed to be void and without effect. In the event Landlord does not commence construction of the Tenant Work on or before the expiration of such thirty (30) day period, this Lease shall immediately terminate. The "START DELAY DATE" shall mean May 26, 2001, as such date shall be extended by one (1) day for each day that the commencement of the Tenant Work is delayed as a result of any Tenant Delay or event of Force Majeure, provided that any days of delays due to Force Majeure shall be limited to one hundred eighty (180) days in the aggregate.

         (ii) Unless the Tenant Work and the Standard Shell Work to be built by Landlord pursuant to the Work Agreement are Substantially Completed on or before the Delay Termination Date (hereinafter defined), then Tenant shall have the right to terminate this Lease by delivering to Landlord, no later than fifteen (15) days after the Delay Termination Date, written notice of such termination. In the event the Tenant Work and Standard Shell Work are Substantially Completed on or before the date which is thirty (30) days after the Delay Termination Date, such right of termination shall be deemed to be void and without effect. In the event the Tenant Work and Standard Shell Work are not Substantially Completed on or before the expiration of such thirty (30) day period, this Lease shall immediately terminate. The "DELAY TERMINATION DATE" shall mean the date which is one hundred twenty
     (120) days after the Commencement Date set forth in ITEM 2 of the Schedule, which Delay Termination Date shall be extended by one (1) day for each day that Substantial Completion of the Standard Shell Work or the Tenant Work in the Premises is delayed as a result of any Tenant Delay or event of Force Majeure, provided that any days of delays due to Force Majeure shall be limited to one hundred eighty (180) days in the aggregate.

         (iii) If the Tenant Work and the Standard Shell Work to be built by Landlord pursuant to the Work Agreement are not Substantially Completed on or before the Holdover Costs Date (hereinafter defined), then Landlord shall pay Tenant's Holdover Costs (hereinafter defined) in connection therewith. "TENANT'S HOLDOVER COSTS" shall mean the amount, if any, by which (a) the base rent that Tenant is required to (and does) pay under the Current Lease (hereinafter defined) for the period after the Holdover Costs Date until the Commencement Date, exceeds (b) the rent that Tenant would have paid to Landlord for the same period had the Commencement Date not been deferred. The "HOLDOVER COSTS DATE" shall mean the date that is sixty
     (60) days after the Commencement Date set forth in ITEM 2 of the Schedule, which Holdover Costs Date shall be extended by one (1) day for each date that Substantial Completion of the Tenant Work and Standard Shell work is delayed as a result of any Tenant Delay or an event of Force Majeure, provided however that (x) any days of delays due to Force Majeure shall be limited to thirty (30) days in the aggregate, and (y) in the event that (i) the foregoing provisions of this sentence would result in any amount ("REDUCTION AMOUNT") of reduction in the Tenant's Holdover Costs to which Tenant would otherwise be entitled hereunder because the Holdover Costs Date is delayed by Force Majeure, and (ii) such Force Majeure is an Insured Force Majeure (hereinafter defined), then the "REDUCTION AMOUNT" shall equal the Reduction Amount minus the Reimbursable Amount. "INSURED FORCE MAJEURE" shall mean event(s) of Force Majeure with respect to which Landlord is entitled to receive any amount ("REIMBURSABLE AMOUNT") of insurance proceeds with respect to the losses resulting from such Force Majeure event pursuant to any insurance policy maintained by Landlord or its contractors. "CURRENT LEASE" shall mean that certain Lease Agreement dated December 4, 1986, as amended by that certain Assignment and Amendment of Lease dated December 31, 1986, that certain First Amendment to Lease dated September 9, 1987, that certain Second Amendment to Lease dated September 10, 1987, that certain Third Amendment to Lease dated September 11, 1987, that certain Fourth Amendment to Lease dated October 21, 1987, that certain Fifth Amendment to Lease dated October 22, 1987, that certain Sixth Amendment to Lease dated October 23, 1987, that certain Seventh Amendment to Lease dated May 31, 1988, that certain Eight Amendment to Lease dated April 14, 1989, that certain Ninth Amendment to Lease dated April 15, 1989, that certain Tenth Amendment to Lease dated April 16, 1989, that certain Eleventh Amendment to Lease dated October 15, 1989, that certain Twelfth Amendment to Lease dated October 16, 1989, that certain Thirteenth Amendment to Lease dated October 17, 1989, that certain Assignment and Assumption of Lease dated September 1, 1990, that certain Fourteenth

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     Amendment to Lease dated November 20, 1991, that certain Fifteenth
     Amendment to Lease dated December 7, 1992, that certain Sixteenth Amendment to Lease dated December 17, 1993, that certain Seventeenth Amendment to Lease dated July 13, 1994, and that certain Eighteenth Amendment to Lease dated February 27, 1995, by and between WRIT Limited Partnership and Tenant for Tenant's existing offices at 7900 Westpark Drive, McLean, Virginia, and Tenant represents to Landlord that Tenant has provided Landlord with a true and complete copy of the Current Lease. "FORCE MAJEURE" shall mean acts of God, strikes, sabotage, accidents, acts of war, fire and casualty, legal or governmental requirements, restrictions or controls on construction (to the extent they are not customary or require a longer than customary time period in which to comply), Insurance reimbursement problems or delays (provided that Landlord uses commercially reasonable efforts to diligently pursue such reimbursement), emergencies, shortages or inability to obtain labor, materials or equipment, energy shortage, the failure of the applicable governmental authority to issue any building permit required for the Tenant Work within thirty (30) days after Landlord has submitted to the appropriate authority an application for such building permit (provided that Landlord uses commercially reasonable efforts to diligently pursue the issuance thereof), the failure of the applicable governmental authority to conduct inspections required in connection with the base Building work or the Tenant Work, and issue its approval or disapproval thereof, within three (3) business days after Landlord has submitted to the appropriate authority a request for the applicable inspection (provided that Landlord uses commercially reasonable efforts to diligently pursue such inspection), the failure of the applicable governmental authority to issue any required certificate or approval for Tenant's occupancy of the Premises (including without limitation a certificate of occupancy for the Premises) within five
     (5) business days after Landlord has submitted to the appropriate authority an application for the applicable certificate or approval (provided that Landlord uses commercially reasonable efforts to diligently pursue the issuance thereof), or any causes beyond the reasonable control of Landlord and the General Contractor (hereinafter defined). With respect to Force Majeure matters, Landlord shall provide Tenant with notice of a Force Majeure delay, promptly after becoming aware thereof, and Landlord shall use commercially reasonable efforts to pursue alternative measures, where possible, in attempting to resolve matters which have been delayed as a result of a Force Majeure occurrence, provided that Landlord shall not be obligated to incur any costs or expenses in excess of those costs and expenses which would have been incurred, absent the Force Majeure occurrence, to effect such resolution.

     E. DECLARATION OF COMMENCEMENT DATE. Promptly after the Commencement Date, Landlord and Tenant shall execute the Declaration of Commencement Date attached hereto as EXHIBIT E ("DECLARATION"), which shall specify the Commencement Date and the Expiration Date. Failure to execute the Declaration shall not affect the commencement or expiration of the Term. In the event the determination of the rentable square footage of the Premises is modified pursuant to Section 1.A, then the Declaration shall also reflect all appropriate adjustments to this Lease resulting therefrom.

2.   RENT.

     A. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

         (i) "EXPENSES" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Property (including, without limitation, exterior common areas), including without limitation employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; telephone service; painting of common areas of the Building; exterminating service; detection and security services; concierge services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water and other public utilities to all areas of the Building; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning; service contracts for the

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     maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Land and the Building, including those based on Landlord's rental income from the Building; the rental value of the management office maintained in the Building; all costs of operating and maintaining the health and fitness facility located in the Building (but not the costs of replacing equipment therein); sales, use and personal property taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building; management fees to the extent not in excess of three percent (3%) of the gross income from Building operations; purchase and installation of indoor plants in the common areas of the Building; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements (1) made or installed by Landlord with the reasonable expectation of reducing Expenses or improving the operating efficiency of any system within the Property, or (2) made or installed pursuant to governmental requirement or insurance requirement for which compliance is not required as of the Commencement Date, which costs ("PERMITTED CAPITAL EXPENDITURES") shall be amortized by Landlord in accordance with generally accepted accounting principles ("GAAP"); (c) Interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) and penalties and late charges related thereto; (d) advertising expenses, leasing commissions and promotional and space planning expenses incurred in procuring tenants; (e) any cost or expenditure (including without limitation costs and expenses relating to the parking and fitness facilities serving the Building) for which Landlord is reimbursed or contractually entitled to be reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases; (h) salaries and all other compensation (including fringe benefits) of employees of Landlord above the grade of building manager; (i) depreciation expenses on any fixed assets (except as set forth above in connection with costs of capital improvements which may be included in the definition of Expenses); (j) the cost of business interruption insurance (provided that Expenses shall include rent loss insurance), workers compensation and automobile liability insurance expenses; (k) ground rent; (l) deductions for depreciation for the Building except with respect to Permitted Capital Expenditures and except as otherwise specifically included above as an Expense; (m) costs of repairs, alterations, capital improvements and other items that under generally accepted accounting principles are properly classified as capital expenditures except with respect to Permitted Capital Expenditures and except as specifically included above as Expenses; (n) attorney's fees and disbursements, accounting fees, recording costs, mortgage recording taxes, title insurance premiums and other similar costs incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease, or loan prepayment penalties, premiums, fees or charges in connection therewith; (o) attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, closing costs and other similar costs incurred in connection with the sale or transfer of an interest in Landlord (including any restructuring, recapitalization, or similar events or activities) or the Building; (p) costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source or is contractually entitled to be reimbursed from such source; (q) costs incurred by Landlord in connection with the original construction and development of the Building (I.E. Standard Shell Work) and the correction of latent defects thereto; (r) costs and expenses incurred by Landlord in order to cause the common and public areas of the Building to comply with applicable legal requirements which were in violation as of the Commencement Date; (s) sums paid by Landlord to correct violations of building codes or other laws, regulations or ordinances applicable to the Building to the extent such violation existed as of the Commencement Date;
     (t) costs attributable to any "TAP FEES" or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building; (u) fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation and

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     enforcement of leases with other tenants or prospective tenants, including, without limitation, legal fees and disbursements, except to the extent the resolution of the dispute or the enforcement of such leases benefits the operation or management of the Building; (v) costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building to the extent such costs and expenses are otherwise covered by the proceeds of insurance as required by this Lease to be carried by Landlord, or a condemnation award received by Landlord, as the case may be; provided, however, that with respect to the cost to repair damage, Landlord may include in Expenses the amount of the commercially reasonable deductible (not in excess of the cost of repairs actually made) applied to each such occurrence (and Landlord and Tenant acknowledge that as of the date hereof a deductible of $25,000 is commercially reasonable);
     (w) all general overhead and administrative expenses of Landlord or its management agent that is unrelated to the operation, management or maintenance of the Building; (x) costs and expenses attributable to any testing, investigation, management, maintenance, remediation, or removal of Hazardous Materials existing in the Building as of the Commencement Date in violation of any Environmental Law then in effect (other than in connection with Hazardous Materials brought onto the Premises or the Building by Tenant, its agents, employees, invitees or contractors or any testing or monitoring customarily conducted by owners of similar office buildings in the ordinary course of operating and managing a building); (y) costs of sculptures, paintings and other works of fine art which are treated as capital improvements under generally accepted accounting principles and, costs related to the maintenance therefor; (z) the profit component of any amount paid to Landlord's general partner or managing member (or to such general partner's or managing member's general partner or managing member), or a corporation, entity, or person which controls, is controlled by, or is in common control with Landlord, for goods or services, to the extent such amount is not reasonably comparable to the amount paid in arm's length transactions for similar goods or services provided to first-class office buildings in the Dulles Corner area of Fairfax County, Virginia providing services similar to, and to the same level as, those provided for the Building (it being understood that for purposes of this item (z), the word "CONTROL" shall mean an ownership of more than twenty-five percent (25%)of the legal and equitable interest of the controlled corporation or other business entity); (aa) costs paid to any tenant in the Building (or to a landlord of another building on behalf of such tenant) to assume all or a part of the lease obligation of such tenant relating to its space in another building; (bb) any business, professional and occupational license taxes and fees; and (cc) Taxes. Expenses shall be determined on a cash or accrual basis, as Landlord may elect, based on generally accepted accounting principles, consistently applied. If the Building is operated as a part of a complex of buildings or in conjunction with other buildings or parcels of land, then Expenses shall include only the portion of the common costs that Landlord allocates on a rational basis to the Property.

         (ii) "RENT" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

         (iii) "TAXES" shall mean all taxes, assessments and fees, general or special, extraordinary or ordinary or foreseen or unforeseen, now or hereafter assessed, imposed or levied upon the Property, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Property, including, without limitation, those related to school, public betterment, general or local improvements and operations or imposed in connection with any business improvement or special taxing district, storm water management taxes, assessments or fees and all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include (i) any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes or any business professional and occupational license taxes and fees, (ii) any interest or penalties arising by reason of the late payment of Taxes (provided that Tenant has timely paid Tenant's Proportionate Share of Taxes), or (iii) to the extent that there is more than 5,000 square feet of retail space in the Building, if real estate taxes attributable to the operation of a retail area exceed what the real estate taxes would have been had such rentable area been used for general office use, the incremental difference in Taxes attributable to the operation of the applicable area as

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     retail space (provided Taxes for retail and office areas are calculated and separately stated); provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other AD VALOREM taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are assessed or become a lien during such year rather than Taxes which are due for payment or paid during such year. With respect to any special assessment that is payable in installments, Taxes for any Adjustment Year shall include only the amount of the installment for such assessment that is due and payable during such Adjustment Year. In the event Landlord appeals Taxes and obtains a refund for any tax year in which Tenant paid its Proportionate Share of Taxes, then Landlord shall credit to Tenant Tenant's Proportionate Share of the net amount of such refund (after deducting reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in Taxes), pro rated to reflect the portion of the Term occurring during such tax year.

         (iv) "TENANT'S PROPORTIONATE SHARE" shall mean the percentage set forth in ITEM 7 of the Schedule which has been determined by dividing the Rentable Square Feet of the Premises (as defined in ITEM 4 of the Schedule) by the Rentable Square Feet of the Building (as defined in ITEM 5 of the Schedule). Such rentable square feet have been determined using the modified Building Owners and Managers Association method of measurement (1996 edition). The number comprising the total Rentable Square Feet of the Building shall be changed if and to the extent of any addition of space to the Building or the deletion of space from the Building. The number comprising the Rentable Square Feet of the Premises shall be adjusted from time to time to reflect additions to or reductions in the area of the Building leased to Tenant pursuant to this Lease.

         (v) "PRIME RATE" shall mean the "PRIME RATE" in effect from time to time, as published from time to time by THE WALL STREET JOURNAL (which rate is currently calculated based upon the corporate loan rates of the nation's largest banks).

     B. COMPONENTS OF RENT. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

         (i) Commencing on the Commencement Date, base rent ("BASE RENT") to be paid in monthly installments in the monthly amount set forth in ITEM 6 of the Schedule in advance on or before the first day of each month of the Term, without demand. The amounts set forth in the Base Rent Schedule (I.E., ITEM 6 of the Schedule) represent annualized amounts, and if any Lease Year is longer or shorter than twelve (12) full months, the annual Base Rent payable for such Lease Year shall be prorated accordingly, based upon the number of days in such Lease Year. Base Rent for any partial month during the Term shall be prorated on a daily basis based upon the number of days in such month and shall be paid in advance.

         (ii) Adjustment rent ("ADJUSTMENT RENT") in an amount equal to Tenant's Proportionate Share of (a) Expenses for each calendar year (or portion thereof in the event of a partial calendar year during the Term) and (b) Taxes for each calendar year (or portion thereof in the event of a partial calendar year during the Term), Prior to each calendar year during the Term, or as soon as reasonably possible, Landlord shall reasonably estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth (1/12th)of such estimate on the first day of each month during such calendar year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report (the "EXPENSE STATEMENT") setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such calendar year. Landlord shall use reasonable efforts to deliver the Expense Statement to Tenant by April 30 of each calendar year during the Term. Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are

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     determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of the Expense Statement, Tenant shall pay to Landlord the excess of Adjustment Rent due for such calendar year over any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall, at Tenant's election apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant, provided Tenant is not then in Default hereunder, in either case without interest to Tenant. Landlord shall not include in Expenses for any calendar year during the Term (beginning with calendar year 2002) that portion of Controllable Expenses (hereinafter defined) for such calendar year which is more than one hundred six percent (106%) of the actual amount of Controllable Expenses for the immediately preceding calendar year (which actual Controllable Expenses for such preceding year shall be "GROSSED UP" pursuant to Section 2.C(iii) hereof); provided, however, that in the event such actual Controllable Expenses for such preceding year do not contain twelve (12) full months of any item of Controllable Expenses, then such actual Controllable Expenses for such preceding year shall be adjusted to include the costs for the first twelve (12) full months that such Controllable Expenses item was incurred. As used herein, the term "CONTROLLABLE EXPENSES" shall mean the following categories of Expenses incurred in calendar year 2002: (A) management fees; (B) janitorial services; (C) landscaping costs; (D) elevator maintenance contract; (E) fixed-price service contracts; and (F) other costs, but only to the extent such other costs are within the reasonable control of Landlord to determine. "CONTROLLABLE EXPENSES" shall not include, among other things,
     (1) real estate taxes, (2) the cost and expenses of utilities and insurance, (3) costs to comply with governmental regulations, (4) the cost of contracts for the provision of security services, (5) service contracts not based upon a fixed price (unless it is imprudent, as a matter of sound practice in the commercial real estate industry, for such service contract to not be based upon a fixed price), and (6) any other items not within the exclusive control of Landlord to determine.

         (iii) If Tenant reasonably believes that any Expense Statement includes charges that are not permitted pursuant to this Section 2.B or contains an error in calculation or otherwise, then within sixty (60) days of receipt of such Expense Statement, Tenant shall be entitled to the following audit right. Such audit right shall be exercisable by Tenant providing Landlord with a written notice of its exercise of such audit right and a statement enumerating reasonably detailed reasons for Tenant's objections to such Expense Statement. If within sixty (60) days after Landlord's receipt of Tenant's written notice and statement, Landlord and Tenant are unable to resolve Tenant's objections, then not later than fifteen (15) days after the expiration of such sixty (60) day period Tenant shall notify Landlord that it wishes to employ an independent certified public accountant or an independent certified public accounting firm as to which Landlord has no reasonable objection to inspect and audit Landlord's books and records relating to the objections raised in Tenant's statement. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement reasonably satisfactory to Landlord executed by such accountant, and provide Landlord not less than twenty (20) days notice of the date on which the accountant desires to examine Landlord's books and records during regular business hours; provided, however, that such date shall be between twenty (20) and ninety (90) days after Tenant delivers to Landlord such notice. The firm or person engaged by Tenant to conduct such audit cannot be compensated on a "contingency" or "success fee" basis, unless such firm conducting such audit is a recognized regional or national full service public accounting firm. Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease. All costs and expenses of any such audit shall be paid by Tenant, except as otherwise provided herein. Any audit performed pursuant to the terms of this Section 2.B shall be conducted only by a full service, independent certified public accountant or an independent certified public accounting firm reasonably acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this Section 2.B only in strict accordance with the foregoing

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     procedures and each such audit shall relate only to the most recent calendar year covered by the audited Expense Statement. If on account of any errors in the Expense Statement under audit, Tenant is entitled to a refund or credit of the amount paid by Tenant for Tenant's Proportionate Share of Expenses for the calendar year under audit because such Expense Statement overstated the amounts to which Landlord was entitled hereunder, then (i) Tenant shall be entitled to conduct an audit on the three (3) previous calendar years, (ii) Landlord shall refund such amount to Tenant promptly after becoming aware thereof, (iii) if such Expense Statement overstated the amounts to which Landlord was entitled hereunder by more than four percent (4%) of the amount of Expenses for the applicable calendar year, then Landlord shall also promptly reimburse Tenant for the reasonable costs and expenses incurred in any audit conducted in connection with such Expense Statement, but in no event more than Six Thousand Dollars ($6,000.00) for such audit; and (iv) in the event Landlord's refund to Tenant is in excess of Fifty Thousand Dollars ($50,000.00), exclusive of any costs of audit refundable to Tenant, then Landlord shall also pay to Tenant interest on such excess at the Prime Rate from the date Tenant paid such excess amount to Landlord.

     C.  PAYMENT OF RENT. The following provisions shall govern the payment of
Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction (except for any abatements of Rent expressly provided for in this Lease), and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied (fully rented and occupied shall mean that ninety-five percent (95%) of the Rentable Square Feet of the Building is occupied by tenants under lease), Landlord may elect to make an appropriate adjustment of variable Expenses for such year to determine the Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses for such year, and if at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "SPECIAL TENANT") who, in accordance with the terms of its lease, provides its own cleaning and janitorial services or electricity or other services that Tenant does not provide for itself, then Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services, electricity services and/or for such other services not provided by Tenant for itself as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services, electricity and/or such other services for the space occupied by the Special Tenant; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two percentage (2%) points above the Prime Rate in effect from time to time, but in no event higher than the maximum rate permitted by law (the "DEFAULT RATE"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) business days after Landlord's notice that such payment was due equal to five percent (5%) of such payment (provided, however, that on the first two (2) occasions of the late payment of Rent in any twelve (12)-month period, and no more than twice in any twelve (12)-month period, Landlord agrees to waive its right to collect late charges on such payment of Rent if such payment is made no later than the fifth
(5th) day after Landlord delivers to Tenant written notice of such late payment); (v) if changes are made to this Lease or the Building, changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share pursuant to
Section 2.A(iv) hereof, provided, however, that such rentable square feet shall have been determined by Landlord's architect and shall have been determined in accordance with BOMA (and Landlord's architect has provided Tenant with a statement reflecting the calculation thereof); (vi) in the event of the expiration or termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums, and Landlord's obligation to refund any such sums (provided Tenant has not received written notice that Tenant is in default hereunder, in which case Landlord's obligation to refund shall not arise until such default is cured) shall survive the expiration or termination of this Lease; (vii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule or provided in Section 2.B; (viii) Landlord may at any time change the fiscal year of the Building; (ix) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the date listed on the statement showing such amount is due; (x) if Landlord fails to give

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Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent, as the case may be, at the rate for the previous calendar year until Landlord delivers such estimate or notice, at which time Tenant shall, within thirty (30) days following Tenant's receipt of such statement, pay retroactively the increased amount for all previous months of such calendar year; and (xi) except as provided in Section 9 of the Work Agreement, if Landlord permits Tenant to take possession of the Premises prior to the Commencement Date in order to conduct business therein, then, such tenancy shall be by the day and Tenant shall be responsible for payment of Rent, in advance, per diem rate for monthly Rent as set forth above for each day of such occupancy prior to the Commencement Date, and Tenant shall comply fully with all other terms and provisions of this Lease upon Tenant's possession of the Premises.

     D. ALLOCATION OF RENT ABATEMENT FOR TAX PURPOSES. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the Term occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

3. USE. Tenant agrees that it shall occupy and use the Premises only as first-class non-governmental business offices (and such uses that are related, incident or ancillary to such general office use to the extent that such uses are permitted under and in compliance with all federal, state and municipal laws, ordinances, rules and regulations applicable to the Property, including without limitation all zoning laws, ordinances, rules and regulations) and for no other purposes. Subject to any obligation Landlord may have under Section 8.A hereof, Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority, and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises. A copy of Landlord's current title policy has been delivered to Tenant prior to the date hereof. Landlord represents that, since the date of said title policy, it has not recorded against the Building or the Land any restrictive covenants which by its terms materially adversely affects Tenant's use or occupancy of the Premises for the purposes permitted by this Lease (and Landlord agrees that it shall not do so during the Term, except in accordance with the terms of this Lease). Landlord hereby warrants and represents to Tenant that the Property is zoned I-5, which permits general office use. Without limiting the foregoing, Tenant shall not cause, nor permit, any Hazardous Materials (hereinafter defined) to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Property without the prior written consent of Landlord and then only in compliance with all applicable Environmental Laws (hereinafter defined); provided that Tenant may use and store reasonable quantities of standard cleaning and office materials as may be reasonably necessary for the conduct of normal general office use operations in the Premises, provided such use and storage is in accordance with all Environmental Laws. Tenant shall have no obligation to remove Hazardous Materials brought onto the Premises by Landlord or that existed in the Premises as of the Commencement Date, except to the extent such Hazardous Materials were brought onto the Property by or on behalf of Tenant or Tenant's employees, agents, contractors, subtenants, or invitees ("INVITEES"), nor shall Tenant be required to cure the violation of any Environmental Law that is caused by Landlord or that existed as of the Commencement Date, except to the extent such violation was caused by Tenant or its Invitees. Tenant shall not commit waste or use the Premises or the Storage Closet (hereinafter defined) in any way as to constitute a nuisance. All common areas within the Building shall be designated as "non-smoking" and Tenant shall cooperate with Landlord in enforcing such non-smoking rule. To the extent Tenant desires to allow people to smoke within the Premises Tenant shall designate specific smoking areas within the Premises provided however that such areas must be properly ventilated and Tenant shall cause any smokers in the Premises to use such smoking areas. As used in this Lease, the term "HAZARDOUS MATERIALS" shall include, without limitation: (i) those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any

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successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and (iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; or (F) radioactive materials. All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "ENVIRONMENTAL LAWS." Landlord represents to Tenant that as of the date of this Lease, Landlord has not received any notice from a local, state or federal governmental authority of any violation of Environmental Laws on the Property that remains uncured. In the event that, during the course of the construction of the Building, Landlord or its contractors introduce to the Building any Hazardous Materials in violation of any Environmental Laws, the violation of which would have a material adverse affect on Tenant's use thereof or expose Tenant to any health or safety risk or liability, then upon notice from Tenant to Landlord specifying such condition, Landlord shall promptly cure such violation.

4. CONDITION OF PREMISES. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Property, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in this Lease or in the Work Agreement attached hereto as EXHIBIT B.

5.   BUILDING SERVICES.

     A. BASIC SERVICES. Landlord shall furnish the following services in a manner reasonably comparable with other first-class office buildings in the Dulles Corner area of Fairfax County, Virginia of similar size, location and age: (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations and normal occupancy levels daily from 8:00 a.m. to 6:00 p.m. (Saturday from 9:00 a.m. to 1:00 p.m.), Sundays and holidays excepted; (ii) hot and cold water for drinking, bathroom and kitchens twenty-four (24) hours per day, seven (7) days a week; (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building (including shower facilities in the fitness facility pursuant to Section 5.D hereof); (iv) janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises not less than twice per year; (v) maintenance of exterior common areas of the Building, including snow removal as necessary and maintenance of the landscaped areas;
(vi) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; provided, however, that Landlord shall have the right to remove passenger and freight elevators from service as the same shall be required for moving freight or for servicing or maintaining the elevators and/or the Building, and provided further that at least one (1) elevator cab in each elevator bank shall be made available at all times (except in the event of an emergency); and (vii) freight elevator service daily, weekends and holidays excepted, upon request of Tenant and subject to scheduling by Landlord. In the event Landlord offers a service to any tenant in the Building, the cost and expense of which is included as a part of Expenses, then such service shall be made available to Tenant. The base Building heating, ventilating and air conditioning ("HVAC") system shall be constructed in accordance with the HVAC specifications set forth on EXHIBIT H attached hereto. Landlord shall provide an electronic key card access-control system in the Building comparable to the systems in other first-class office buildings in the Dulles Corner area of Fairfax County, Virginia, which shall permit Tenant to have access to the Premises on a 24-hours-a-day, seven-days-a-week basis (except in the event of emergency). Landlord shall, at its cost, provide Tenant with a reasonable number of initial security access cards to the Building. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right (A) to install its own locks, a separate access system for the Premises, and alarm systems for the Premises, (B) to install raised flooring in the Premises, and (C) to use the plenum space above the ceiling tile for the Premises for cabling and separate air conditioning, uninterruptible power supply cabling, firewall and separate alarm systems for fire, theft and intrusion prevention, provided that (1) such systems and use do not adversely affect any Building structure or Building systems, (2) Tenant delivers to Landlord a reasonable number of keys or access cards sufficient to enter

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all areas of the Premises, except the Secured Area (hereinafter defined), (3)
Landlord approves the detailed plans and specifications for such systems and uses, which approval shall not be unreasonably withheld, conditioned or delayed, and (4) such items shall be subject to removal pursuant to Section 9 hereof. The separate security system installed by Tenant shall be located only in the Premises and shall not provide security or access control to the Building or to any other space within the Building. Tenant's separate security system shall be maintained during the Term and removed (at the end of the Term) by Tenant at Tenant's sole cost and expense. At Tenant's request, Landlord shall arrange for the contractor providing the base Building access system to meet with Tenant's Representative (hereinafter defined) to determine if Tenant's requirements for certain tiered access restrictions within the Premises (including the ability for Tenant to prevent changes from being made to Tenant's security systems by anyone other than Tenant) may be accommodated through programming of the base Building access system. Landlord will attempt in good faith to facilitate the accommodation of Tenant's reasonable requirements by such contractor, provided, however, that in the event it is determined that such accommodation is in fact feasible, then Tenant shall be responsible for all costs and expenses associated with any changes to the base Building access system required to implement such accommodations, provided that such costs and expenses (or the cost and expense structure) are approved by Tenant, it being understood that prior to any such costs and expenses being incurred, the contractor will advise Tenant in writing of such costs and expenses or the cost and expense structure, and Tenant shall have approved such costs and expenses (or the cost and expense structure). Landlord shall not be required to implement any changes to the base Building security system unless and until Tenant has approved all costs and expenses (or the cost and expense structure) therefor. At such time as Tenant requires air conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air conditioning or heat, provided Tenant gives Landlord's agent notice of such requirement by 1:00 p.m. on the business day of, or the business day immediately prior to the day (for weekend or holiday service) Tenant requires such service, and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service, which shall be based upon an estimate of the utility charges for such services and the other reasonable costs and expenses incurred by Landlord in providing such services. During the first (1st) Lease Year, the hourly costs of such extra service will be Forty Dollars ($40.00) per unit required.

     B. ELECTRICITY. At Tenant's option, the Premises shall be submetered at Tenant's cost (subject to application of the Improvement Allowance) for electrical use. Electricity shall be distributed to the Premises either by the electric utility company serving the Building or, at Landlord's option, by Landlord; and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord's charges, which charges shall be based on meter readings, provided such charges are competitive with the fair market charges of third party vendors. If the electric utility company is distributing electricity to the Premises, Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant. If submeters are installed to measure Tenant's electrical usage with respect to the Premises, then as of the effective date of such election (i) Tenant shall pay directly to Landlord the total amount of the electricity costs for the Premises based upon the usage thereof within thirty (30) days after receipt of an invoice therefor, and (ii) Expenses shall be reduced by the amount of the cost incurred by Landlord to provide electricity to the usable office space in the Building (expressly excluding electricity for any common areas or Building systems).

     C. TELEPHONES. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. In no event does Landlord make any representation or warranty with respect to telephone service in the Building (other than Landlord's representation to Tenant that there will be telephone cabling in the Building from the street to a main telephone closet for the Building, located on the first (1st) floor of the Building) and Landlord shall have no liability with respect thereto.

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     D.  FITNESS FACILITY. Landlord will include as a standard operating feature of the Building an unstaffed fitness facility with locker and shower facilities during normal Building hours for use by tenants of the Building. All costs of operating and maintaining the fitness facility shall be included in Expenses. In addition, if Landlord reasonably determines that the fitness facility shall be staffed, all costs associated therewith shall be included in Expenses. Tenant and their employees and subtenants who maintain offices in the Building shall be entitled to use the fitness facility, at their own risk and in accordance with reasonable rules related thereto provided by Landlord from time to time, and Tenant, their employees shall provide any reasonable certificates of waiver and/or indemnities as Landlord may request from time to time.

     E. DELI SPACE. During the Term, Landlord shall use reasonable efforts to lease a portion of the first floor to a person or entity for the purposes of operating a deli-style restaurant. In the event Landlord identifies an operator for a deli-style restaurant in the Building ("DELI OPERATOR"), Landlord shall notify Tenant, and provide Tenant with reasonable information concerning the menu and operation standards proposed by the Deli Operator. Tenant shall have the right to approve the Deli Operator, such approval not to be unreasonably withheld, conditioned or delayed. In the event Tenant has not provided Landlord with a written notice objecting to the proposed Deli Operator within fifteen
(15) days after notice thereof from Landlord, Tenant shall be deemed to have approved such Deli Operator. Landlord and Tenant agree that Sizzling Express V, Inc., the operator of the deli-style restaurant in that certain building located at 2545 Horse Pen Road, Herndon, Virginia, or any affiliate thereof, is an approved Deli Operator provided Tenant approves of the menu concept and operating standards proposed by management of Sizzling Express V, Inc., which approval shall not be unreasonably withheld, conditioned or delayed.

     F. ADDITIONAL SERVICES. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including, without limitation, services at times other than those stated above), Tenant shall pay Landlord's actual out-of-pocket cost to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises.

     G. FAILURE OR DELAY IN FURNISHING SERVICES. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by Force Majeure, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Landlord agrees to use its reasonable efforts to cure such failure or delay after Tenant has notified Landlord thereof. Notwithstanding anything contained in this Lease to the contrary, if for reasons within the control of Landlord and not caused by the willful misconduct or negligence of Tenant, or any of its employees or agents, or caused by strikes, scarcity of labor and/or materials, or acts of God or any other event of Force Majeure, any interruption or stoppage of any services that Landlord is required hereunder to provide to the Building shall continue for more than five (5) consecutive business days (or shall continue for more than ten (10) consecutive business days if caused by an event of Force Majeure that is not caused by the willful misconduct or negligence of Tenant or any employee or agent of Tenant) and shall render more than ten percent (10%) of the Premises unusable, and Tenant shall actually cease to conduct business in such portion of the Premises, then the Base Rent and Adjustment Rent payable hereunder for such portion of the Premises that is unusable shall be abated for the period beginning on the earlier of (i) the date Landlord is entitled under its applicable insurance policy to begin collecting rent loss insurance proceeds therefor, or (ii) the sixth (6th) consecutive business day (or the eleventh (11th) business day in the event such failure is caused by an event of Force Majeure that is not caused by Tenant or any employee or agent of Tenant) of such failure (but no earlier than three (3) business days after the date that Landlord receives written notice from Tenant that Tenant has experienced such a failure and has ceased the use thereof) and shall continue until the earlier of the date that (i) Tenant again uses such portion of the Premises, or (ii) such portion of the Premises is again usable.

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     H.  REPLACEMENT OF PROPERTY MANAGER. At any time that Tenant is leasing at least one hundred thousand (100,000) square feet of the Building, in the event Tenant determines that the property management services being furnished to the Building are unsatisfactory, in Tenant's reasonable judgment, Tenant shall deliver written notice to Landlord specifying in detail the manner in which such property management services are deemed deficient. If the deficiencies are not substantially corrected during the next succeeding sixty (60) days, then Tenant may deliver a further notice directing Landlord to terminate the contract for the contractor providing such property management service to the Building within ninety (90) days thereafter. Promptly thereafter, Landlord shall request bids from three (3) property management companies selected by Landlord and reasonably approved by Tenant doing business in the Herndon/Reston, Virginia area. Based on such bids, Tenant shall select the new property management company, and Landlord shall award the management contract and shall enter into a new contract for the management services with such property manager, and terminate the contract for the contractor then providing such property management service to the Building, subject to and in accordance with the termination provisions of such contract. The initial property manager for the Building will be Insignia/ESG, and Tenant hereby approves Insignia/ESG as the initial property manager.

     I.  CURE RIGHT.

         (i) In the event that for reasons not caused by Tenant (or any of its employees or agents) or an event of Force Majeure (but only up to a maximum of thirty (30) days in the aggregate on account of such Force Majeure, which thirty (30) day period shall be extended so long as Landlord is diligently pursuing the cure thereof), Landlord fails to furnish any services or utilities or to perform any repairs or maintenance required under this Lease and such failure materially and adversely impairs Tenant's use and occupancy of the Premises, then, provided no default then exists for which Tenant has received written notice, if such failure is not cured by Landlord within a reasonable period of time (which period shall be no less than thirty (30) days, unless such failure may be cured solely by the payment of an undisputed sum of money (with no related repairs or other work required), in which case such period shall be ten (10) business days) after Tenant delivers to Landlord written notice of such failure as may be necessary to remedy such failure, Tenant may deliver written notice ("CURE NOTICE") to Landlord and to any lender(s) of Landlord holding a security interest in the Building stating that Tenant intends to obtain such service or utility or to perform such repair or maintenance. Prior to Tenant undertaking any action to cure or remedy such event or condition, Tenant shall first allow Landlord and Landlord's lender(s) thirty (30) days following receipt by Landlord and Landlord's lender(s) of such Cure Notice to cure or remedy the event or condition specified in Tenant's notice; provided, however that if such event or condition cannot be cured within the thirty (30) day period, such period shall be extended for a reasonable additional time, so long as Landlord or Landlord's lender(s) commences to cure (which for Landlord's lender(s) shall include commencing to take any steps necessary under its loan documents to effect such cure) such event or condition within the thirty (30) day period and proceeds diligently thereafter to effect such cure; and provided further, that any requirement for lender(s) to receive notice and be afforded an opportunity to cure such failure by Landlord shall not operate to extend the Ground-breaking Termination Date, the Start Delay Date, or the Holdover Costs Date. If Landlord or Landlord's lender(s) fails to cure or remedy such event or condition within such time period, then Landlord and Tenant shall within two (2) days thereafter appoint a mutually agreeable engineer or architect (the "ARBITRATOR") to arbitrate and decide the issue, on an emergency basis, of whether Landlord failed to furnish any services or utilities or to perform any repairs or maintenance required under this Lease and whether such failure materially and adversely impairs Tenant's use and occupancy of the Premises, and if such Arbitrator determines that Landlord failed to furnish any services or utilities or to perform any repairs or maintenance required under this Lease and such failure materially and adversely impairs Tenant's use and occupancy of the Premises, then, unless Landlord immediately effectuates a cure thereof, Tenant may take such action that is reasonably necessary to cure or remedy such event or condition and deliver an invoice to Landlord for the reasonable (and competitive) and actual out-of-pocket costs and expenses incurred by Tenant therefor. If Landlord and Tenant are unable to agree on an Arbitrator, Landlord and Tenant shall ask the American Arbitration Association to choose an Arbitrator from among the National Panel of Real

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     Estate industry Arbitrators. Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant, and the amount of such invoice, when paid by Landlord, shall be included within Expenses, but only to the extent such costs and expenses are included within the definition of Expenses contained in Section 2.A(i) hereof. In fulfilling its obligations to notify Landlord's lender(s) as hereinabove provided prior to proceeding with any action to cure or remedy an event or condition. Tenant may rely upon information most recently provided by Landlord (including that contained in any Subordination, Non-Disturbance and Attornment Agreement) as to the identity of any lender(s) and the address(es) thereof.

         (ii) In the event Tenant seeks to cure or remedy any event or condition which gives rise to Tenant's remedies set forth in Section 5.1 hereof, Tenant shall (i) proceed in accordance with the applicable provisions of this Lease (including without limitation the provisions of Section 9 of this Lease) and all applicable rules, laws and governmental regulations; (ii) use only such contractors, suppliers, etc. as are duly licensed in the Commonwealth of Virginia and insured to effect such repairs and who perform such repairs in first class office buildings in the normal course of their business (and if such cure or remedy could affect any warranty applicable to the Building or any of the base Building systems or structures, then Tenant shall use Landlord's contractors therefor, provided that Landlord provides to Tenant the names of such contractors within three
     (3) days after Landlord receives a written request therefor); (iii) upon commencing such repairs, complete the same within a reasonable period of time, (iv) effect such repairs in a good and workmanlike quality; (v) use new materials; (vi) make reasonable efforts to minimize any material interference or impact on any other tenants and occupants of the Building; and (vii) indemnify and hold Landlord and its lender(s) harmless from any and all liability, damage and expense arising from injury to persons or personal property arising out of or resulting from Tenant's exercise of such rights. Notwithstanding the foregoing, the provisions of this
     Section 5.1 shall not apply in the event the Premises are damaged by fire, casualty or other event described in Section 12 hereof.

6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on EXHIBIT C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time of which Landlord notifies Tenant. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations. To the extent the terms of this Lease conflict with the Rules and Regulations the terms of this Lease shall prevail.

7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as provided below) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use of possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to change the street address of the Building; provided that if Landlord changes the street address and such change is not made, directed or requested by the postal service or any governmental or quasi-governmental authority, then Landlord shall provide Tenant sixty (60) days prior written notice of such change of street address and shall reimburse Tenant for the reasonable costs to replace two (2) month's supply of Tenant's stationery used at the Premises (not to exceed Ten Thousand Dollars ($10,000.00)); (b) to install, affix and maintain any and all signs on the exterior or interior of the Building or the Property, subject to the provisions of Section 9.D, and provided that such sign shall not restrict the visibility of Tenant's Building Signage; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Property, including, without limitation, reconfiguring parking areas, driveways, walkways and other exterior common areas, and for such purposes to enter upon the Premises (upon reasonable notice except in the case of emergencies), temporarily close doors, corridors and other areas of the Property and interrupt or

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temporarily suspend services or use of common areas, provided such work (i) is performed at Landlord's sole cost and expense (except to the extent included as Expenses or otherwise required hereunder to be paid for by Tenant); (ii) shall not result in more than a DE MINIMUS reduction in the rentable square footage of the Premises; and (iii) shall not cause the level of service to be inconsistent with a first class Building in the Dulles Corner area of Fairfax County, Virginia, provided however that Landlord shall use reasonable efforts not to interfere with the operation of Tenant's business in or access to the Premises; provided, further, that Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises, except for the Secured Areas; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building;
(f) to inspect the Premises at reasonable times and upon reasonable notice (except in the case of emergencies) and, if abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Property, provided that such installation, use and maintenance (1) does not unreasonably interfere with Tenant's use of the Premises, (2) is performed at Landlord's sole cost and expense (except to the extent included as Expenses or is otherwise required hereunder to be paid for by Tenant), (3) does not result in more than a DE MINIMUS reduction in the rentable square footage of the Premises, (4) does not cause the level of service to be inconsistent with a first class Building within the Dulles Corner area of Fairfax County, Virginia, and (5) to the extent reasonably practicable, are installed behind the walls, under the floors, or above the ceilings of the Premises; (h) to take any other action which Landlord, in its reasonable judgment, deems reasonable in connection with the operation, maintenance, marketing, improvement or preservation of the Property; and (i) to reasonably approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall reasonably direct, at Tenant's sole risk and responsibility. Tenant shall be entitled to provide Landlord with an escort to accompany Landlord or its representatives when Landlord or its representatives enter the Premises pursuant to this Section 7. In addition, in the course of any entry by Landlord into the Premises such entry shall be performed in accordance with (w) security standards established by law or regulation, or from time to time established by any agency, department or office of the U.S. Government which is applicable to the Premises, provided that Tenant provides to Landlord notice thereof and the specific procedures required thereunder, (x) Landlord shall instruct its representatives and agents not to disclose anything seen or heard during such entry relating to Tenant's business or operations which Tenant advises Landlord or Landlord's representatives is or may be confidential, and (y) shall instruct its representatives and agents to not remove any of Tenant's personal property from the Premises, and Landlord and Landlord's agents shall be subject to Tenant's sign-in, badging and escort requirements, and Landlord shall instruct its agents and employees not to volitionally read, hear, or disturb any of Tenant's papers, files or business effects in the Premises. Tenant agrees that any and all restricted or classified materials will be kept in the Premises in accordance with Tenant's security policies then in effect. Notwithstanding the foregoing, in no event shall Landlord have access to any Secured Areas, even in the event of an emergency. The term "SECURED AREAS" shall mean certain secure compartmentalized facilities, special access areas and limited access areas where open storage of classified materials is authorized by the United States Government in connection with Tenant's installation, use and maintenance of Tenant's Sensitive Compartmented Information Facility and Secret Enter Protocol Router Network, provided that (i) such areas are clearly defined, self-contained facilities that have been designated in writing by Tenant and approved by Landlord, (ii) such areas in the aggregate are less than ten thousand (10,000) rentable square feet, and (iii) such areas do not contain any plumbing systems or other base Building systems which, if damaged, or in need of repair, could damage other areas of the Building or affect any Building systems outside such areas or the provision of services to any tenants of the Building.

8.   MAINTENANCE AND REPAIRS.

     A. GENERAL OBLIGATIONS. Tenant, at its expense, shall maintain and keep the Premises in clean, safe, sanitary and good order, condition and repair (subject to normal wear and tear and the obligations of Landlord pursuant to this Section 8 and Section 12, below) at all times during the Term. Except as otherwise provided in this Lease (including without limitation the immediately preceding sentence)

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and except for ordinary wear and tear, Landlord shall maintain and repair the common areas of the Building and the base Building structure and base Building systems (but not the Premises Systems (hereinafter defined)), including the base Building systems set forth in EXHIBIT B-1 hereof, in a manner that is reasonably comparable to other similar first-class office buildings in the Dulles Corner area of Fairfax County, Virginia area of a similar location, size and age and shall maintain, repair, replace and paint, as necessary, all building-standard common area elements installed by Landlord. Nothing herein shall diminish Tenant's responsibility to maintain and repair any special Tenant equipment, including but not limited to any special fire protection equipment, kitchen equipment and air conditioning equipment serving and specially installed for the Premises and all Premises Systems. If the common areas of the Building or base Building structure or systems (including portions thereof which are located within the Premises) are in violation of any applicable requirements of any federal or state law, rule or regulation, the violation of which would have a material adverse affect on Tenant's use thereof or expose Tenant to any health or safety risk or liability, then upon notice from Tenant to Landlord specifying such condition, Landlord shall promptly cure such violation; provided, however, that Landlord's obligation to repair pursuant to this Section 8.A shall not be limited to matters of which it has been given notice by Tenant. Except as may otherwise be provided in this Lease, Tenant shall not be required to make any repairs outside of the Premises or to any base Building structure or systems, except that Tenant shall be responsible for the cost of any alteration made by Landlord in or to any part of the Building to the extent such alteration is required: (i) to comply with the requirement of any laws, ordinances, rules and regulations issued by any governmental authority and such requirement is a result of Tenant's particular business or its particular use of the Premises, or
(ii) as a result of any damage caused by Tenant in the Building (except to the extent Landlord is reimbursed thereof from insurance proceeds and subject to the provisions of Section 10.C herein) or any alteration made by Tenant. For purposes of this Lease, if a requirement of any law, rule or regulation issued by any governmental authority would not necessarily apply to any and all businesses that could be conducted in the Premises or any and all uses that could be undertaken in the Premises, then such requirement shall be deemed to result from Tenant's business or its particular use of the Premises; and conversely, if such requirement would necessarily apply irrespective of the business of Tenant or the use of the Premises, then such requirement shall be deemed to not result from tenant's business or its particular use of the Premises. For purposes of this Lease, the Limited Common Areas (hereinafter defined), the base Building HVAC ducts, VAV boxes, central air handlers, that portion of the electrical system that supplies power to the main electrical closet serving the Premises, and that portion of the plumbing system that supplies water and sewage service to the existing bathrooms and wet stacks serving the Premises shall be part of the base Building systems in the Premises. All other electrical, mechanical, plumbing and any other systems within the Premises or exclusively servicing the Premises, including without limitation, any supplemental HVAC systems exclusively servicing the Premises and telecommunication systems (the "PREMISES SYSTEMS") shall not be part of the base Building systems and shall be the sole responsibility of Tenant to repair and maintain in a manner that is reasonably comparable to other similar first-class office buildings in the Dulles Corner area of Fairfax County, Virginia area of a similar location, size and age. Tenant shall provide Landlord with written notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord's obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant. All building standard bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord, which cost shall be part of Expenses. "LIMITED COMMON AREAS" shall mean the bathrooms (but not any private bathrooms) and the elevator lobbies located on floors occupied entirely by Tenant, to the extent such items would have been part of the common area of the Building had Tenant not occupied such entire floor.

     B. NOISE AND VIBRATION. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration, and if such noise and/or vibration is not so eliminated, Landlord shall have the right to require Tenant to remove such machines and/or equipment from the Premises.

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9.   ALTERATIONS; SIGNS.

     A. REQUIREMENTS. Except as specifically provided otherwise in this Lease, Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises, including without limitation the Tenant Work (collectively an "ALTERATION"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Tenant proposes to make any Alteration (other than a Permitted Alteration (hereinafter defined)), Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval; (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing, compliance with all applicable governmental rules, regulations and requirements; (iv) evidence of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such Alteration. Tenant agrees to pay Landlord's reasonable out-of-pocket charges for review of all such items and supervision of any Alteration which Landlord reasonably determines could affect in any material respect the base Building structure or systems. Neither approval of the plans and specifications nor supervision of the Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such Alteration with applicable law. Tenant shall pay the entire cost of the Alteration and, if requested by Landlord, shall provide evidence that Tenant's contractor is bonded and provide evidence to Landlord that Tenant is financially able, and has allocated sufficient reserves, to complete the Alteration in accordance with the provisions of this Lease. Each Alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord (if such approval is required), and shall meet or exceed the standards for construction and quality of materials for a comparable first-class office building in Fairfax County, Virginia. In addition, each Alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each Alteration shall be performed under Landlord's observation, and in harmony with Landlord's employees, contractors and other tenants and in accordance with such rules and regulations as Landlord may reasonably promulgate. Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's personal property, systems furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; unless (a) Tenant requests, when it submits its plans and specifications for such Alterations to Landlord for Landlord's approval, Landlord's consent to Tenant's removal of such Alterations upon the expiration or earlier termination of the Lease Term and Landlord so consents, or (b) Landlord specifies in its approval of the plans and specifications for such Alterations that Tenant must remove the Alterations upon the expiration or earlier termination of the Term; provided, however, that Landlord may only require that an Alteration be removed upon the expiration or earlier termination of the Lease Term if in Landlord's architect's reasonable professional judgment such Alteration would expose Landlord to expense and effort in order to remove such items greater than the expense or effort to remove standard leasehold improvements (such as partitions) typically found in office space in the Dulles Corner area of Fairfax County, Virginia, including without limitation, any vault, safe, file systems, raised flooring and interior staircases between floors. The foregoing provisions of this Section 9.A shall not be construed as Landlord's consent to Tenant installing any of the foregoing items and any such installation must be approved by Landlord pursuant to the terms of this Lease. Tenant shall have the right to remove, prior to the expiration of the Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. If Tenant installs any Alterations without the consent of Landlord as set forth above (unless permitted without Landlord's consent as provided below), then Landlord shall have the right to remove such Alterations and Tenant shall reimburse Landlord therefor as additional Rent. Notwithstanding anything contained in this Section 9.A, Tenant shall have the right to make Permitted Alterations in the Premises, without Landlord's consent (but with ten
(10) days prior written notice, which notice shall contain a description of the Permitted Alterations proposed to be undertaken by Tenant and state that such Alterations are Permitted Alterations). A "PERMITTED ALTERATION" shall mean the following Alterations in the Premises, provided that such Alterations are not visible from outside the Premises, do not require a permit, and do not affect the structure of, or any of the base Building systems in, the Building; (i) paint, install and remove wall coverings; (ii) install and remove office furniture; (iii) install and remove normal and customary workstations

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(other than floor to ceiling workstations) that are not affixed to the Premises and are designed to be freestanding (i.e., not "built-in"); and (iv) install and remove carpeting and other floor coverings. In the event that, within ten (10) days after receiving the Permitted Alterations Notice, Landlord determines, in its reasonable discretion, that the proposed Alterations are not Permitted Alterations, and so notifies Tenant, Tenant shall apply for Landlord's consent for such Alterations in accordance with the provisions of this Section 9.

     B. LIENS. Upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such Alteration. Tenant shall not permit any mechanic's lien to be filed against the Property, or any part thereof, arising out of any Alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within thirty (30) days after notice thereof to have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable expenses and reasonable attorneys' fees.

     C. SIGNS. Subject to Section 9.D, below, no sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior of the Premises except on the directories, floor lobbies for single-tenant users, and the doors of offices, and then only in such place, number, size, color and style as is harmonious with the design of the Building and its furnishings and is approved by Landlord in writing (such approval not to be unreasonably withheld, conditioned or delayed) and provided by Landlord at Tenant's expense. Landlord shall provide at Landlord's cost Building standard suite entry signage and the number of directory strips in the Building directory in the main lobby of the Building equal to Tenant's Proportionate Share of the total directory strips available for the Building. If any sign, advertisement or notice which does not conform to the foregoing is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable as additional Rent for any and all expenses incurred by Landlord in said removal. Notwithstanding anything herein to the contrary, Tenant may install signage in the Premises which is not visible from outside the Premises (including lobby signage on floors that are wholly-leased by Tenant) without requiring Landlord's consent, if (i) such signage conforms to all applicable laws, rules and regulations or other legal requirements affecting the Building,
(ii) Tenant has obtained all permits, licenses and approvals that may be required to install such signage, and (iii) such signage is consistent with the first class nature of the Building.

     D. BUILDING SIGNAGE. So long as the number of rentable square feet leased by Tenant and Tenant's Qualified Tenant Affiliates in the Building totals (in the aggregate) at least one hundred thousand (100,000) rentable square feet, then Tenant, at Tenant's sole cost and expense, subject to application of the Improvement Allowance (hereinafter defined) shall have exclusive right to install signage (the "BUILDING SIGNAGE") at the top of the exterior face of the Building, or on the roof of the Building, identifying Tenant or Tenant's Qualified Tenant Affiliate as a tenant of the Building and containing its logo (to the extent reasonably approved by Landlord), provided that (i) the Building Signage is permitted under the laws, rules and regulations of the Fairfax County, Virginia and any other governmental authorities having appropriate jurisdiction over the Building, (ii) the Building Signage conforms to all such laws, rules and regulations, and to the terms and conditions hereinafter set forth, and (iii) Tenant has obtained all permits, licenses and approvals that may be required in order to install the Building Signage. The exact style, dimensions and location of the Building Signage shall be determined by Tenant and approved by Landlord in its reasonable discretion, and the exact design of the Building Signage shall be subject to Landlord's prior review and prior written approval (exercised in good faith). The Building Signage can be illuminated in a manner approved by Landlord in its reasonable discretion. The quality of the installation of the Building Signage is extremely important to Landlord, and Landlord reserves the right to approve in its sole discretion the manner in which the sign is affixed. In order to obtain Landlord's approval, Tenant must submit to Landlord for Landlord's approval samples of materials to be used for the Building Signage (showing, among other things, the thickness thereof), samples of any colors used for the Building Signage, complete shop drawings of the Building Signage and plans and specifications for the actual construction and attachment of the Building

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Signage and any illumination thereof. All Building Signage shall be installed by a contractor reasonably approved by Landlord and maintained by a contractor reasonably acceptable to Landlord. On or before the end of the Term, or in the event that Tenant assigns this Lease, then at the time of such assignment
(unless such assignment is to a Qualified Tenant Affiliate), Tenant shall, at its expense, have a contractor reasonably approved by Landlord remove the Building Signage and repair the Building affected thereby to a condition substantially similar to the condition such part of the Building was in at the time such Building Signage was installed (normal wear and tear and casualty excepted). Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation, maintenance and removal of any Building Signage. Tenant shall obtain property insurance coverage for such Building Signage and such Building Signage shall be included in Tenant's comprehensive liability insurance required pursuant to Section 10 hereof. Tenant's rights under this Section 9.D are personal to Tenant and any assignee of this Lease (including Qualified Tenant Affiliates) approved by Landlord pursuant to the terms hereof. Tenant shall be entitled to assign all or a portion of its signage rights hereunder to any subtenant for the term of such subtenant's sublease if such subtenant subleases more than fifty thousand (50,000) rentable square feet of space in the Building from Tenant or to an assignee for the term of such assignment, but in no event shall Tenant be entitled to assign such rights to more than one (1) party exercising such rights at the same time (i.e., in no event shall more than one
(1) subtenant or assignee of Tenant have such signage rights) without Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, provided that Tenant notifies Landlord that such subtenant shall be granted signage rights hereunder at the time Tenant requests Landlord's approval of said sublease. During the Term, provided that Tenant is not in Default under this Lease and Tenant or its Qualified Tenant Affiliates are leasing one hundred thousand (100,000) rentable square feet of the Building, Landlord shall not place on the exterior of the Building any signage, unless such signage is required by law, relates to parking, directions, safety or other operations and/or maintenance concerns of the Building, relates to the sale or leasing of any part of the Building, or, provided such signage is on the first
(1st) floor of the Building, which identifies a retail tenant in the Building. Tenant will pay for all costs associated with the Building Signage, including without limitation all design, construction, installation and permitting costs (subject to application of the Improvement Allowance) as well as all ongoing maintenance, repair and removal costs.

     E. TENANT'S EQUIPMENT. Except as expressly provided in Section 28 of this Lease, Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than standard desk top office, computer or telecommunications equipment, microwave ovens, coffee pots, vending machines and similar equipment ordinarily found in first-class office buildings in the Dulles Corner area of Fairfax County, Virginia, without first obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, unless Landlord reasonably determines that there is a substantial risk that the proposed equipment or machinery would (i) adversely affect in any material manner the structure or safety of the Building,
(ii) adversely affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof, (iii) be or become visible from the exterior of the Building, (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the building, or (v) necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Building. Landlord shall have the right to charge Tenant for the cost of (A) its electricity consumption beyond normal building hours or in excess of six (6) watts per square foot of rentable area of the Premises (exclusive of Building standard HVAC and lights) unless the Premises have been separately metered for electricity, and (B) for the cost of any additional wiring or other improvements to the Building as may be occasioned by or required as a result of any such excess use. Tenant shall not use or consume water other than for drinking, lavatory and toilet purposes, or in unusual quantities (of which fact Landlord shall reasonably judge), without first obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Except as otherwise expressly authorized by this Lease or the Tenant Plans (hereinafter defined), Tenant shall not install any other equipment of any kind or nature whatsoever (including, without limitation, electric space heaters and supplementary air-conditioning units (except as provided in Section 28)) which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing

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system, air-conditioning system, or electrical system of the Premises or the rest of the Building without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Landlord to, and Landlord may, condition its consent to the installation or use of any equipment or machinery or to the consumption of excess utilities upon the payment by Tenant of Additional Rent in compensation for (Y) any excess consumption of utilities, and (Z) for the cost of additional wiring, piping or other improvements to the Building as may be occasioned by the operation of said equipment or machinery or by said excess use of utilities. In the event of any excessive consumption of any utilities for which the Premises is not separately metered (including without limitation any consumption beyond normal building hours) (which excessive use shall be evidenced by a report prepared by the Building engineer and delivered to Tenant), Landlord shall be entitled to require that Tenant install in the Premises (at Tenant's cost and in a location approved by Landlord) submeters to measure Tenant's utility consumption for the Premises or for any specific equipment causing excess consumption, as Landlord shall require; in which case, Tenant shall maintain in good order and repair (and replace, if necessary) such submeters. If submeters are installed for measuring Tenant's consumption of any utilities, Tenant shall pay the costs of the same to Landlord as additional Rent, within thirty (30) days of its receipt of a bill therefor based on such submeter readings. Whenever heat generating machines or equipment are used in the Premises which adversely affect the temperature otherwise maintained by the base Building HVAC system (based upon the design specifications thereof), as reasonably determined by the Building engineer, Landlord reserves the right to require Tenant to install supplementary air conditioning units in the Premises and any cost associated therewith shall be paid by Tenant, including any cost of installation, operation and maintenance thereof.

10. INSURANCE. Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

     A.  TENANT'S INSURANCE.

         (i) Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Section 10.A the term "LANDLORD" shall include Landlord's managing agent, partners, beneficiaries, officers, agents, servants and employees and the term "TENANT" shall include Tenant's partners, beneficiaries, officers, agents, servants, employees and Qualified Tenant Affiliates (hereinafter defined)), agrees to purchase and keep in force and effect during the Term hereof, insurance under an "all risk" fire and extended coverage policy on all Alterations, additions, and improvements in the Premises (and the Storage Closet) and on all personal property located in the Premises or on the Property, protecting Tenant from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (provided that Tenant shall not be required to carry flood insurance), explosion malfunction or failure of heating, and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall name Landlord as a "loss payee" and shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Landlord with respect to losses payable under such policies. Tenant may carry insurance required hereunder through "blanket" policies of insurance.

         (ii) Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate. Such insurance shall include contractual liability insurance with respect to the indemnity provisions of this Lease and otherwise.

         (iii) All policies required to be carried by Tenant under this Lease shall be issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Virginia

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     with a Best's rating of A-/VIII or better and shall name Landlord as an additional insured. Tenant shall, prior to commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option after giving, Tenant no less than fifteen (15) days' prior written notice of its election to do so procure the same for the account of Tenant and the reasonable cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor.

     B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) and "all risk" fire and extended insurance with full replacement cost limits on the Building improvements (not including, however, any improvements, Alterations or additions in the Tenant's Premises or other tenants' premises) against fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in a commercially reasonable amount. Such property insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Tenant with respect to losses payable under such policies.

     C. RISK OF LOSS. Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant agree that in the event the Building, the Premises or the contents thereof are damaged or destroyed, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extent such damage or destruction is covered under the insurance policies of the party waiving such rights (or would have been covered had the party waiving such rights carried the insurance required hereunder to be carried by such party). All policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof obtained by Landlord or Tenant shall contain a clause or endorsement providing in substance that (i) such insurance shall not be prejudiced if the insureds thereunder have waived in whole or in part the right of recovery from any person or persons prior to the date and time of loss or damage, if any, and (ii) the insurer waives any rights of subrogation against Landlord (in the case of Tenant's insurance policy) or Tenant (in the case of Landlord's insurance policy), as the case may be.

11.  TENANT'S AND LANDLORD'S RESPONSIBILITIES.

     A. TENANT'S RESPONSIBILITIES. Subject to the provisions of Section 10.C hereof and to the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord, its members, partners, and their officers, directors, agents and employees (collectively, the "LANDLORD INDEMNIFIED PARTIES") and hold the Landlord Indemnified Parties harmless from, any and all liability for any loss, damage, injury, cost or expense incurred by the Landlord Indemnified Parties and occasioned by or in any way related to or connected with (i) the use and occupancy of the Premises or the Property by Tenant, its agents, employees, invitees, and any other persons who gain access to the Premises including, without limitation, any violation of the Americans with Disabilities Act and any zoning, health, Environmental Law or other law, ordinance, order, rule or regulation of any governmental body or agency to the extent such violation relates to the Premises or to or to Tenant's use of the Premises or any other portion of the Building, (ii) the negligence or the intentionally wrongful acts or omissions of Tenant, its agents, contractors, employees and invitees (provided that with respect to such invitees, the negligence or intentionally wrongful act occurs in or about the Premises) and
(iii) injury or death to individuals or damage to property sustained in or about the Premises, except to the extent such loss or damage results from the negligence or willful misconduct of such Landlord Indemnified Parties. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, reasonable costs, reasonable fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. Notwithstanding anything in this Lease to the contrary, except in connection with any default under the provisions of Sections 17, 20 and 21, in no event shall Tenant have

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any liability to Landlord on account of any claims for any indirect or consequential damages; provided, however, in no event shall the foregoing relieve Tenant of any obligations hereunder with respect to the payment of any Rent payable hereunder.

     B. LANDLORD'S RESPONSIBILITIES. Subject to the provisions of Section 10.C hereof and to the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify, Tenant, its members, partners, and their officers, directors, agents and employees (collectively, the "TENANT INDEMNIFIED PARTIES") and hold the Tenant Indemnified Parties harmless from, any and all liability for any loss of or damage or injury to any person (including, without limitation, death resulting therefrom) or property to the extent resulting directly from any negligence or willful misconduct of Landlord or any contractor, agent or employee of Landlord in connection with the management, repair, maintenance or use of the Property, except to the extent any such loss or damage results from the negligence or willful misconduct of such Tenant Indemnified Parties. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, reasonable costs, reasonable fees and expenses, including reasonable attorneys' fees, incurred in connection therewith.

12.  FIRE OR OTHER CASUALTY

     A. DESTRUCTION OF THE BUILDING. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, Landlord may, at its option, terminate this Lease by giving written notice thereof to Tenant within (30) days after such casualty. In such event, the Rent shall be apportioned to and shall cease to accrue as of the date of such casualty. In the event Landlord does not exercise this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty. Landlord shall not have the right to terminate this Lease pursuant to this Section 12.A unless Landlord also terminates the leases of similarly situated office tenants in the Building (but only to the extent Landlord has the right under such leases to so terminate such leases).

     B. DESTRUCTION OF THE PREMISES. If the Premises are damaged, in whole or in part, or Tenant's reasonable access to the Premises is materially restricted, by fire or other casualty, but the Building is not substantially destroyed as provided above, or if Landlord does not terminate this Lease in accordance with
Section 12.A, then the parties hereto shall have the following options:

         (i) If the Premises are damaged or access thereto is materially impaired as a result of fire or other casualty and the damage to the Premises is so extensive that the Premises are substantially untenantable and, in the reasonable, professional judgment of Landlord's architect, as set forth in a written report delivered to Tenant within thirty (30) days after the date of the casualty (the "ARCHITECT'S REPORT"), the Premises cannot be reconstructed or restored within one hundred eighty (180) days after such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty (30) days after the casualty. If, pursuant to the Architect's Report, the Premises cannot be reconstructed or restored within one hundred eighty (180) days after such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days after the casualty, of the amount of time necessary, as reasonably estimated in the Architect's Report, to reconstruct or restore the Premises. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within thirty (30) days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Premises to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the Term, upon the same terms, conditions and covenants as are contained herein; provided, however, that if the damage is such so as to make the Premises or any substantial part thereof untenantable for five (5) consecutive business days after the casualty and Tenant ceases to use such untenantable area, then the

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     Base Rent shall be abated in the proportion which the approximate area of the untenantable portion bears to the total area in the Premises, from the date of the casualty until the earlier of the date that Tenant again uses such space or the date that the reconstruction or restoration work which Landlord is obligated to perform hereunder has been substantially completed (including restoration of the Tenant Work provided that all applicable insurance proceeds under Tenant's insurance policies are made available to Landlord and are adequate for such reconstruction or restoration). If such damage or destruction shall result from the gross negligence or willful misconduct of Tenant, its agents, servants or invitees, Tenant shall not be entitled to any such abatement of Base Rent unless and to the extent that Landlord is entitled to receive rent loss insurance proceeds on account of such damage to the Premises or the Building. In addition, Tenant shall make all of its insurance proceeds available to Landlord for use in reconstructing or restoring the Premises.

         (ii) Notwithstanding the above, if more than fifty percent (50%) of the Premises are rendered untenantable for sixty (60) days (or in the reasonable judgment of Landlord's architect the repairs thereto cannot be completed within sixty (60) days) as a result of a casualty occurring during the last twelve (12) months of the Term, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Base Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the Term, Tenant shall have no right to exercise any renewal options without first obtaining Landlord's written consent.

         (iii) If, pursuant to the Architect's Report, the Premises (and access thereto) are able to be restored within one hundred eighty (180) days after such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days after the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty. If such damage is such so as to make the Premises inaccessible or any substantial part thereof untenantable for five (5) consecutive business days after the casualty and Tenant ceases to use such untenantable area, then Base Rent shall be abated in the proportion which the approximate area of the untenantable portion bears to the total area in the Premises from the date of the casualty until the earlier of the date that Tenant again uses such space or the date that the reconstruction or restoration work which Landlord is obligated to perform hereunder has been substantially completed (including restoration of the Tenant Work to the extent required under Section 12.B (i) hereof), and this Lease shall continue in full force and effect for the balance of the Term, upon the same terms, conditions and covenants as are contained herein. If such damage or destruction shall result from the gross negligence or willful misconduct of Tenant, its agents, servants or invitees, Tenant shall not be entitled to any such abatement of Base Rent, unless and to the extent Landlord is entitled to receive rent loss insurance proceeds on account of such damage to the Premises or the Building.

         (iv) In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to Sections 12.B(i), 12.B(ii) or 12.B(iii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event the damage is such so as to make the Premises or any substantial part thereof untenantable and Landlord fails to substantially complete the same within two hundred ten (210) days after the date of the casualty (except however if under Section 12.B(i), above, Landlord notified Tenant that it would take longer than one hundred eighty
     (180) days to reconstruct or restore the Premises, but Tenant nonetheless elected not to terminate this Lease but required Landlord to reconstruct or restore the Premises, then the foregoing two hundred ten (210) day period shall be extended to the time period set forth in Landlord's notice plus thirty (30) days), except as a result of Force Majeure, Tenant may, at its option, terminate this Lease (exercisable only by Tenant delivering to Landlord written notice thereof within five (5) days after such right to terminate first accrues), effective as of a date ten (10) days after receipt by Landlord of such written notice of termination, whereupon both parties shall be released from all further obligations and liability hereunder, except if in such ten (10) day

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     period Landlord substantially completes such reconstruction or restoration then such termination shall be deemed null and void.

         (v) Notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if Insurance proceeds are insufficient to pay for such repair or restoration or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration (not taking into consideration any deductible). If Landlord notifies Tenant that Landlord elects not to repair or restore the Premises or Building due to any of the foregoing circumstances, each of the parties shall have a right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days of receipt by Tenant of Landlord's notice set forth in this Section 12.B(v). If this right is exercised, Base Rent shall be apportioned to and shall cease as of the date of the casualty,

13. CONDEMNATION. If the Premises or the Building is rendered untenantable or access thereto is prohibited by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving, written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates. Rent shall be paid through and apportioned as of the date on which Tenant is legally obligated to vacate the Premises. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition in which they were delivered to Tenant. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority less any amounts applied by a holder of any mortgage, deed of trust or similar instrument against its loan balance. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of (i) Alterations, furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense, and (ii) for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

14.  ASSIGNMENT AND SUBLETTING

     A. LANDLORD'S CONSENT. Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld; conditioned or delayed, subject to the provisions of Section 14.B:(i) assign, convey, mortgage, sublease or otherwise transfer, directly or indirectly, this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use or occupancy of the Premises by any person other than Tenant and its employees and Qualified Tenant Affiliates. Any such assignment, conveyance, mortgage, sublease or other transfer or use described in the preceding, sentence (a "TRANSFER") occurring without the prior written consent of Landlord shall be void and of no effect and shall constitute a Default. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. In addition, Tenant shall execute such agreement as Landlord shall reasonably request to confirm its continuing liability. For the purposes of this Section 14.A, and without limiting the foregoing, the merger, consolidation or reorganization of Tenant with another entity shall be considered a Transfer.

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     B.  STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a
Transfer when such consent is required pursuant to this Section, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes the proposed business terms of the assignment or subletting, financial information and statements concerning a proposed assignee and such other information as Landlord may reasonably require about the proposed Transfer and the transferee (the "TRANSFER NOTICE"). Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord: (i) the transferee is engaged in a business, and operating in a manner that is not permitted pursuant to the terms of this Lease; (ii) in the case of a proposed assignment occurring at anytime that Tenant's net worth and creditworthiness is not at least equal to the net worth and creditworthiness as of the date hereof, the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant of, or negotiating for space in, the Building or the office complex known as Presidents Park (the "PROJECT") and Landlord has space in the Project that is comparable to the space offered for sublease or assignment by Tenant; (iv) the transferee is a governmental agency, entity or unit; or (v) Tenant is in Default under this Lease. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer. Landlord shall have fifteen
(15) days from the receipt of Tenant's Transfer Notice (together with the current financial statements of the proposed assignee and other information required hereunder) to review Tenant's request and to notify Tenant whether it will consent to any proposed assignee or subtenant referred to therein if in Tenant's Transfer Notice Tenant refers to this provision and states in capital bold letters in Tenant's Transfer Notice and on the outside of the envelope containing Tenant's Transfer Notice the following: "LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN FIFTEEN (15) DAYS." If (a) Landlord fails to notify Tenant whether or not it will consent to such proposed assignee or subtenant within such fifteen (15) day period, and, thereafter, Tenant delivers notice ("TRANSFER RESPONSE FAILURE NOTICE") to Landlord by certified mail, return receipt requested, of such failure (which Transfer Response Failure Notice must refers to this provision and states in capital bold letters in the Transfer Response Failure Notice and on the outside of the envelope containing the Transfer Response Failure Notice the following: "LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OR SUCH REQUEST SHALL BE DEEMED APPROVED"), and (b) Landlord fails to respond to such request within five (5) business days after Landlord's actual receipt of the Transfer Response Failure Notice, then Landlord's consent to the proposed assignee or subtenant shall be deemed given.

     C.  INTENTIONALLY OMITTED

     D. ASSIGNMENT OR SUBLETTING TO AFFILIATES. Notwithstanding anything to the contrary contained in Section 14.A hereof regarding Landlord's prior consent to any assignment or subletting, Tenant may upon at least thirty (30) days prior written notice to Landlord (the "AFFILIATE NOTICE"), but without Landlord's prior written consent, assign this Lease, or sublet all or a portion of the Premises to a Qualified Tenant Affiliate, provided no Default exists hereunder. A "QUALIFIED TENANT AFFILIATE" shall mean a corporation or other entity which
(i) shall control, be controlled by or be under common control with Tenant or which results from a merger or consolidation with Tenant or succeeds to all the business and assets of Tenant; (ii) is of a type and quality consistent with the first-class nature of the Building; (iii) is not a party by whom any suit or action could be defended on the ground of sovereign immunity; and (iv) in the case of a merger or consolidation, has a net worth and general creditworthiness immediately after such merger or consolidation at least equal to the net worth and general creditworthiness of Tenant immediately prior to such merger or consolidation. For purposes of the immediately preceding sentence, "control" shall be deemed to be ownership of more than forty percent (40%) of the legal and equitable interest of the controlled corporation or other business entity. In the event of any assignment to a Qualified Tenant Affiliate, Tenant shall remain fully liable to perform the obligations of the Tenant under this Lease, such obligations to be joint and several with the obligations of the Qualified Tenant Affiliate as tenant under this Lease, and Tenant shall execute such agreement as Landlord shall reasonably request to confirm such liability. Notwithstanding any provision contained in this Lease to the contrary, and without limiting the provisions of Section 14.A or Section 14.D, Landlord's prior written consent shall be required for any sale, merger, conveyance or transfer of all or substantially all of Tenant's assets to an entity that does not assume all of the obligations of Tenant under this Lease.

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     E.  OTHER PERMITTED USERS. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled, without Landlord's consent, to permit Tenant's contractors, consultants and joint venture partners to use in the ordinary course of, and incidental to, Tenant's business portions of the Premises for general office use, provided (i) such use is related exclusively to Tenant's business in the Premises; (ii) such user does not acquire any possessory interest in the Premises or any portion thereof; (iii) such user complies with the terms of this Lease, including without limitation all the rules and regulations set forth herein; and (iv) the portion of the Premises used pursuant to this Section 14.E does not have a separate entrance and is not separated from the other portions of the Premises by demising walls or similar partitions, other than by normal office partitions (any such user permitted to use the Premises pursuant to the foregoing shall be referred to as a "PERMITTED USER"). Tenant shall and does hereby indemnify, hold harmless and defend Landlord from and against any and all loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and all court costs) incurred by Landlord which may or might arise by reason of any such users use of the Premises or any part of the Building. Any default of any provision hereunder caused by any such Permitted User shall be deemed a default of such provision by Tenant. Nothing contained in this Lease (including the provisions of this Section 14.E) or otherwise (including the provision of any services to the Premises) shall be deemed to (a) create any landlord-tenant or other relationship between Landlord and any Permitted User, or (b) create any contractual liability or duty on the part of Landlord to any Permitted User.

     F.  MISCELLANEOUS.

         (i) In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty (180) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Section 14 before assigning its interest in this Lease or subletting any portion of the Premises.

         (ii) Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder jointly and severally with any assignee (as a primary obligor) notwithstanding any subletting or assignment provided for herein.

         (iii) If Landlord consents to any Transfer to a party other than a Qualified Tenant Affiliate, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant (less all reasonable out-of-pocket costs and expenses paid by Tenant in connection with consummating such Transfer including reasonable brokerage commissions, legal fees, marketing expenses, subtenant improvement allowances and other leasehold concessions, and other out-of-pocket costs reasonably incurred by Tenant in connection with such assignment or subletting) in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant.

         (iv) Tenant shall pay to Landlord any third party reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, except if Landlord's consent to such transfer is not required, whether or not Landlord consents to such Transfer.

15. SURRENDER. Subject to the provisions of Section 9 hereof, upon termination of the Term or Tenant's right to possession of the Premises (as may be expanded hereunder), Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted; provided, however, that if Tenant is insured (or required pursuant to this Lease to be insured) for any such damage (except to Tenant's personal property). Tenant shall, at the election of Landlord, either (i) apply the insurance proceeds (or the amount Tenant would have received as insurance proceeds had Tenant maintained the insurance required pursuant to this Lease) to repair such damage or (ii) surrender such insurance proceeds (or the amount Tenant would have received as insurance proceeds had Tenant maintained the insurance required by this Lease) to Landlord upon surrender of the Premises. If Landlord requires Tenant to remove any Alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant

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shall restore the Premises to its condition prior to the installation of such
Alterations. If Tenant does not remove such Alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant except as otherwise required by law.

18   DEFAULTS AND REMEDIES.

     A. DEFAULT. The occurrence of any of the following shall constitute a default (a "DEFAULT") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within ten (10) days of Landlord delivering written notice thereof, although no legal or formal demand has been made therefor; (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; provided that if such failure cannot be cured within such thirty (30)-day period, Tenant shall have such longer period as may be reasonably required to effectuate such cure, not to exceed another sixty (60) days, but only if such cure is commenced within such thirty (30)-day period, and such cure is prosecuted diligently to completion and provided further that no such notice shall be required if Tenant has received a similar notice within three hundred sixty-five (365) days prior to such failure; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons or vacates the Premises; or
(v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within forty-five (45) days after filing.

     B. RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord, and Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

     C. TERMINATION OF RIGHT TO POSSESSION. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof to another tenant (a "SUBSTITUTE TENANT") on such terms as Landlord shall deem appropriate in its good faith judgement; provided, however, (i) Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting, (ii) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises; (iii) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;
(iv) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would: (1) violate any restriction, covenant or requirement contained in the lease of another tenant of the Building; (2) adversely affect the reputation of the Building; or (3) be incompatible with the operation of the Building as a first class building; and (v) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises, including, but not limited

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to, all brokerage, advertising, legal, alteration, redecorating, repairing and other expenses incurred to secure a new tenant for the Premises or portion thereof; provided, however, that if the Premises are relet for a period that is longer than the then remaining balance of the Term, then with respect to such costs incurred in connection with placing the Premises in a rentable condition (other than any expenses incurred to place the Premises in the condition required pursuant to Section 15 hereof), the costs for which Tenant shall be responsible shall be only a fraction thereof, the numerator of which is the number of months then remaining in the balance of the Term, and the denominator of which is the total number of months in the initial term of Substitute Tenant's lease; and provided further, that if the Premises are relet as part of a larger premises, then with respect to such costs incurred in connection with placing the Premises in a rentable condition (other than any expenses incurred to place the Premises in the condition required pursuant to Section 15 hereof), the costs for which Tenant shall be responsible shall be only a fraction thereof, the numerator of which is the number of rentable square feet in the Premises, and the denominator of which is the total number of rentable square feet being leased pursuant to the terms of Substitute Tenant's lease. In addition, if the consideration collected by Landlord upon any such reletting or sale, after payment of the expenses of reletting the Premises or sale of the Building which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

     D. TERMINATION OF LEASE. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which the aggregate amount of Rent owing, from the date Of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the then-current yield on U.S. Treasury Bills or Notes having a term commensurate with the unexpired balance of the Term, as published by THE WALL STREET JOURNAL.

     E. OTHER REMEDIES. Upon a default (beyond any notice and cure period expressly set forth in Section 16.A hereof, except in the event such default is likely to adversely impact the base Building structure, base Building systems, the provision of services or the rights of other tenants in the Building, in which case Landlord may act immediately and without any previous notice and/or cure by Tenant) by Tenant under this Lease, Landlord may, but shall not be obligated to perform any obligation of Tenant under this Lease, and, if Landlord so elects, all reasonable costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Tenant hereby expressly waives any and all rights of redemption, reentry or repossession granted by or under any present or future laws or in equity and any notice to quit or notice of Landlord's intention to re-enter the Premises.

     F. BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

     G.  WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN
THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM IN BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER IN CONNECTION WITH THIS LEASE (OTHER THAN COMPULSORY COUNTERCLAIMS OR PROCEEDINGS) AND EACH PARTY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO CONSULT THEIR COUNSEL IN CONNECTION WITH THIS WAIVER.

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     H.  VENUE. If either Landlord or Tenant, desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in the Commonwealth of Virginia, or state or local courts located In Fairfax County, Virginia. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

     I. BUILDING OWNERSHIP AND OTHER TENANTS. In the event of (1) a sale of Landlord's interest in the Building, or (2) a proposed lease of a portion of the Building to a prospective tenant, Landlord shall provide Tenant with prior notice ("SALE OR LEASE NOTICE") of the proposed tenant or purchaser, except to the extent that such purchaser or tenant is a Qualified Owner (hereinafter defined). In the event Tenant provides Landlord with written notice, within ten
(10) business days after receipt of Landlord's Sale or Lease Notice, that such proposed purchaser or tenant has been declared by any agency of the United States Government to be an Unapproved Foreign Entity (hereinafter defined), together with written evidence from such agency of the United States confirming the objection to the entity as an owner or tenant with respect to the Building, then Landlord shall not sell its interest in the Building or lease space in the Building to the Unapproved Foreign Entity. In the event Tenant fails to timely notify Landlord that such prospective purchaser is an Unapproved Foreign Entity, or notifies Landlord that such prospective purchaser is not an Unapproved Foreign Entity, then Landlord shall be free to convey its interest in the Building to such purchaser or lease space in the Building to such tenant. As used herein, the term "QUALIFIED OWNER" shall mean any entity that is (i) incorporated or otherwise domiciled in the United States and is not a foreign-owned, controlled or influenced ("FOCI") entity or government agency pursuant to the U.S. Department of Defense National Industrial Security Program Operating Manual ("NISPOM"), and (ii) with respect to a proposed purchaser, is in the business of, or regularly engages in, acquiring, developing, owning or investing in commercial real estate property, including without limitation, any life insurance company, bank, financial institution, savings and loan institution, pension fund, real estate investment trust or investment banking company. As used herein, the term "UNAPPROVED FOREIGN ENTITY" shall mean an entity which has been determined by the United States to have an unacceptable level of FOCI, such that unauthorized access to or an adverse effect on classified contracts in accordance with the NISPOM could occur if such entity were the landlord under this Lease or another tenant in the Building, as the case may be.

     J. TITLE. Notwithstanding anything herein to the contrary, in no event shall Landlord be entitled to take possession of the Premises except pursuant to legal proceedings

17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall be deemed a tenant by the month. Tenant shall pay Rent during such holding over at one hundred fifty percent (150%) of the Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Except as otherwise provided above with respect to the payment of Rent, Tenant shall, as a monthly tenant, be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises; provided, however, that if Tenant is in default hereunder, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. Notwithstanding the foregoing provisions of this Section 17, in the event that Tenant shall hold over as set forth in the first sentence of this Section 17 and if Landlord shall desire to regain possession of the Premises, then at any time prior to Landlord's acceptance of Rent from Tenant as a monthly tenant hereunder. Landlord, at its option, may forthwith reenter and take possession of the Premises by any legal process in force in the Commonwealth of Virginia.

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18.  SECURITY DEPOSIT

     A. AMOUNT. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the amount set forth in ITEM 8 of the Schedule, as a Security Deposit.

     B. SECURITY. Such Security Deposit shall be considered security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease except as hereinafter provided.

     C. FORM. Such Security Deposit may, at Tenant's option, be deposited by Tenant with Landlord in the form of cash or Tenant shall deliver to Landlord a Letter of Credit in the amount set forth in ITEM 8 of the Schedule. If Tenant elects to provide cash as such Security Deposit, the Security Deposit shall bear interest at the rate of interest earned by Landlord. If Tenant elects to provide a Letter of Credit as such Security Deposit, Tenant shall maintain the Letter of Credit in full force and effect throughout the entire term of this Lease and until ninety (90) days after the Expiration Date, and shall cause the Letter of Credit to be renewed or replaced not less than sixty (60) days prior to its expiration date thereof. The Letter of Credit shall (i) be unconditional, irrevocable, transferable, payable to Landlord on sight at a metropolitan Washington, D.C. area financial institution, in partial or full draws; (ii) be substantially in the form attached hereto and incorporated herein as EXHIBIT F and otherwise be in form and content reasonably acceptable to Landlord; (iii) shall be issued by a financial institution reasonably acceptable to Tenant and Landlord (as of the Effective Date, Crestar Bank, N.A. is acceptable to Landlord); and (iv) be continuous with no expiration date or contain an "EVERGREEN" provision which provides that it is automatically renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Landlord and Tenant. Any and all fees or costs charged by the issuer in connection with the Letter of Credit shall be paid by Tenant.

     D.  RIGHT TO DRAW.

         (i) If the Security Deposit is in the form of cash, in the event of any Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to compensate Landlord (whether in whole or in part) for any damages resulting from such Default, in which event, within five (5) days thereafter. Tenant shall be obligated to deposit with Landlord the amount necessary to restore the balance of the Security Deposit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the payment by Tenant to restore such Security Deposit shall operate to cure such Default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled, unless and until Tenant has fully compensated Landlord for any damage resulting from such default and Tenant has restored any Security Deposit and otherwise complied with the terms hereof.

         (ii) If the Security Deposit is in the form of a Letter of Credit, Landlord shall have the right to draw (or make demand) upon the Letter of Credit in whole or in part and apply the proceeds thereof as may be necessary to compensate Landlord for any damages resulting from any Default under this Lease on the part of Tenant, and Tenant, within five (5) days after Landlord delivers written demand therefor to Tenant, shall forthwith restore the Letter of Credit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the restoration by Tenant of such Security Deposit shall operate to cure such Default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled. Should Landlord elect to draw on the Letter of Credit upon a Default by Tenant, Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant's sole remedy in the event Tenant disputes Landlord's claim to any such amounts.

         (iii) Landlord shall have the right to draw (or make demand) upon the Letter of Credit in any of the following circumstances: (i) if the credit rating of the issuer of the Letter of Credit is downgraded from the credit rating of such issuer at the time of the issuance of the Letter of Credit, the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, or (ii) if Tenant fails

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     to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least thirty (30) days prior to expiration of the then-current Letter of Credit. In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i) or (ii), the amount drawn shall be held by Landlord with interest as a cash Security Deposit to be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 18.

     E. RIGHT TO PLEDGE OR ASSIGN. Landlord shall have the right to pledge or assign its interest in the Security Deposit and proceeds thereof to any lender holding a security interest in the Demised Premises. In the event of any sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit. No mortgagee or other purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Security Deposit (or any other or additional Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Security Deposit, or proceeds thereof, to such mortgagee or purchaser. If the Security Deposit is in the form of a Letter of Credit and if requested by any such mortgagee or other purchaser, Tenant shall obtain an amendment to the Letter of Credit which names such mortgagee or other purchaser as the beneficiary thereof in lieu of Landlord. This Security Deposit shall not be transferable by Tenant to any assignee or subtenant, but shall be held and returned directly to Tenant.

     F. RESERVATION OF RIGHTS. No right or remedy available to Landlord as provided in this Section 18 shall preclude or extinguish any other right to which Landlord may be entitled. In furtherance of the foregoing, it is understood that in the event Tenant fails to perform its obligations hereunder, any amounts recovered from the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not in any way limit or impair Landlord's right to seek or enforce any and all other remedies available to Landlord to the extent allowed hereunder, at law or in equity.

     G.  REDUCTION OF SECURITY DEPOSIT.

         (i) If, as of the last day of the fifth (5th ) Lease Year, (x) there then exists no non-monetary default beyond notice and cure period expressly set forth in Section 16.A herein or any monetary under this Lease for which Tenant has received any required notice; (y) there has not been more than one (1) Default at any time during the previous twelve (12) months; and (z) Tenant is then current on its obligations hereunder to deliver to Landlord its current financial statements, then the Security Deposit then required to be maintained with Landlord shall be reduced to be One Million Dollars ($1,000,000.00). If, as of the last day of the seventh (7th) Lease Year,
     (a) there then exists no non-monetary default beyond notice and cure period expressly set forth in Section 16.A herein or any monetary default under this Lease for which Tenant has received any required notice, (b) there has not been more than one (1) Default at any time during the previous twelve
     (12) months, and (c) Tenant is then current on its obligations hereunder to deliver to Landlord its current financial statements, then the Security Deposit then required to be maintained with Landlord shall be reduced to be Three Hundred Thousand Dollars ($300,000.00). In the event that the Security Deposit is not reduced on the last day of either the fifth (5th) Lease Year or the seventh (7th) Lease Year because one or more of the foregoing conditions precedent to such reduction were not satisfied, then Tenant may request that such reduction be made effective as of the date which is one (1) year after the proposed reduction date set forth above. In the event the foregoing conditions applicable to such reduction are met at that time, the Security Deposit shall then be reduced in accordance with the provisions of this Section 18.G. In the event the foregoing conditions applicable to such reduction are not met at that time, Tenant may request such reduction in accordance with the foregoing provisions of this paragraph again after a period of one (1) year.

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         (ii)  If the Security Deposit is in the form of cash, the foregoing reduction shall be effectuated by Landlord returning the reduction amount to Tenant, or, at Tenant's option, applying to the monthly installments of Base Rent coming due after the effective date of any such reduction the amount by which the Security Deposit is reduced pursuant to this Section. If the Security Deposit is in the form of a Letter of Credit, then the foregoing reduction shall be effectuated by Landlord returning to Tenant the Letter of Credit then being held by Landlord simultaneously with Tenant delivering to Landlord a new Letter of Credit (complying with the terms of this Lease) in the amount then required to be maintained with Landlord pursuant to the foregoing provisions (or amending the existing Letter of Credit to the amount then required to be maintained with Landlord pursuant to the foregoing provisions).

     H. RETURN OF SECURITY DEPOSIT. Upon the expiration of the Term hereof, Landlord shall (provided that Tenant has not received a written notice of default under the terms hereof) return and pay back any Security Deposit to Tenant (with interest as applicable), less such portion thereof as Landlord shall have retained to make good any obligation of Tenant with respect to any of Tenant's obligations, covenants, conditions or agreements under this Lease, within thirty (30) days after the expiration or earlier termination of the Term. Landlord shall retain only so much of the Security Deposit as Landlord determines is reasonably required to cover any undetermined obligations of Tenant under this Lease (including without limitation any obligation of Tenant in connection with any damage caused by Tenant to the Premises or the Building or any obligations of Tenant under Section 2 of this Lease) until Landlord makes a final determination concerning Tenant's obligations; provided, however, that such determination shall be made no later than ninety (90) days after the expiration or earlier termination of this Lease.

19.  INTENTIONALLY OMITTED.

20. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than fifteen (15) days' prior request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as EXHIBIT D or such other certificate as reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Property. Tenant acknowledges and agrees that compliance by Tenant with the requirements of this Section 20 is necessary for Landlord to efficiently manage the financial and other aspects of owning and operating the Building (including without limitation, facilitating the financing, refinancing and/or sale of the Building, any part thereof or any interest therein) and that any breach or other violation of the provisions of this Section 20 and Section 21 will result in material damages to Landlord (including without limitation, any damages to Landlord in connection with its financing, refinancing or sale of the Building, any part thereof or any interest therein that may result from any such breach or violation). Any breach or other violation of any requirement of this Section 20 or Section 21 shall be deemed a Default hereunder, entitling Landlord to immediately undertake (after providing Tenant with notice thereof and five (5) business days thereafter within which to cure such default) an action for the damages resulting therefrom and pursue any and all other remedies available to Landlord on account of such Default, including any and all remedies available under this Lease or at law or equity. Landlord agrees, upon not less than ten
(10) business days prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease has been unmodified since its execution and is in full force and effect (or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) stating the dates, if any, to which the rent and sums hereunder have been paid by Tenant, (iii) stating the term of this Lease, the Base Rent and Adjustment Rent payable hereunder and the Security Deposit held by Landlord, and (iv) stating whether or not to the actual knowledge of Landlord, without independent investigation or inquiry, there are then existing any defaults under this Lease by Tenant (and, if so, specifying the same). Such statement may be relied by any proposed assignee or subtenant of Tenant.

21.  FINANCING.

     A. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or deed of trust now or

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hereafter encumbering fee title to the Property (or any part thereof) or the leasehold estate, or both, under any such lease, and all amendments, renewals and modifications to any such mortgage or deed of trust, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that this Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be, and at the request of such purchaser enter into a new lease with such purchaser or lessor with the identical terms and conditions of this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination or attornment, or both; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination or attornment, or both, instruments as may be required by such person to confirm such subordination or attornment, or both, provided that such documents are substantially and materially in the form required pursuant to this Section 21.A, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority. Notwithstanding the foregoing, Tenant's subordination and attornment to any future mortgage or ground lease as set forth in this Section 21.A, shall be conditioned upon Landlord obtaining a subordination, non-disturbance and attornment agreement for Tenant from the holder of such mortgage or the ground lessor under such ground lease substantially in either of the following forms (at Landlord's sole option): (i) such mortgagee's or such ground lessor's customary form, provided that such form is commercially reasonable, or (ii) the form attached hereto as EXHIBIT I (the "PRE-APPROVED SNDA FORM"). Tenant shall not be entitled to object to any mortgagee's or ground lessor's customary form if it is similar in scope and nature to the Pre-Approved SNDA From. Tenant shall also not be entitled to object to any mortgagee's or ground lessor's customary form based upon the inclusion in such form of any provision that in scope and nature are similar to any provision contained the Pre-Approved SNDA Form or any provision that in substance provides that the mortgage or purchaser in foreclosure shall not be
(a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of the Lease made without the consent of the holder of each mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord.

     B. MORTGAGEE REQUIREMENTS. Tenant agrees to give any beneficiary of a mortgage or lessor under a ground lease, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such beneficiary or lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then such mortgagees and/or lessor shall have a reasonable period of time thereafter to commence and diligently pursue the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall not take any action to remedy such default, abate any Rent and or to terminate this Lease (in each such case only to the extent it has a right to do so) while such remedies are being so diligently pursued. In the event of the sale of the Building, by foreclosure or deed in lieu thereof, or the termination of any ground lease, the purchaser at such sale or lessor shall only be responsible for the return of any Security Deposit to the extent that such purchaser or lessor actually receives such Security Deposit. Tenant further agrees that any such purchaser or lessor shall not be bound by (i) any payment of Rent for more than one (1) month in advance, (ii) any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such purchaser or lessor or (iii) any acts, omissions, events or conditions arising prior to the time any such successor becomes the record owner of the Building.

22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Additionally, no disturbance of Tenant's occupancy of the Premises by other occupants or tenants of the Building, including any noise or odors, will affect Tenant's obligations

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under this Lease or create and liability of Landlord to Tenant, although
Landlord agrees to use its reasonable efforts to alleviate such disturbance upon notice from Tenant to Landlord thereof.

23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in ITEM 9 of the Schedule (collectively the "BROKER") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord and Tenant agree to Indemnify, defend and hold the other party, and their respective beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on their behalf in connection with this Lease. Landlord agrees to pay the Broker, or to cause Landlord's Broker to pay Tenant's Broker, a commission in accordance with separate agreements to which it or its Broker is a party.

24. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following addresses:

     IF TO LANDLORD:                   c/o Monument Realty LLC
                                       601 13th Street, N.W.
                                       Suite 550 North
                                       Washington, D.C. 20005
                                       Attention: Mr. Michael J. Darby

          WITH A COPY TO:              Apollo Real Estate Advisors
                                       Two Manhattanville Road
                                       Purchase, New York 10557
                                       Attention: Mr. Ronald Solotruk

          AND A COPY TO:               Apollo Real Estate Advisors, LLP
                                       1301 Avenue of the Americas, 38th Floor
                                       New York, New York 10019
                                       Attention: Mr. William A. Scully

          AND A COPY TO                Insignia/ESG
                                       1420 Spring Hill Road, Suite 200
                                       McLean, Virginia 22102
                                       Attention: Mr. Richard K. Henneberg

          AND A COURTESY COPY TO:      Holland & Knight LLP
                                       2100 Pennsylvania Avenue, N.W., Suite 400
                                       Washington, D.C. 20037
                                       Attention: David C. Silver, Esquire

     IF TO TENANT:                     WANG Government Services, Inc.
                                       7900 Westpark Drive
                                       McLean, Virginia 22102-4299
                                       Attention: Director of Facilities

          WITH A COPY TO:              WANG Government Systems, Inc.
                                       7900 Westpark Drive
                                       McLean, Virginia 22102-4299
                                       Attention: James Fontana, Esquire

          AND A COPY TO:               Shaw Pittman
                                       1676 International Drive
                                       McLean, Virginia 22102
                                       Attention: David L. Miller, Esquire

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or at such other address as either party may hereafter designate in accordance with this Section 24. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service that provides receipts. Notices shall be considered to have been given upon the earliest to occur of actual receipt, three (3) business days after posting in the United States mail in the manner specified above or one (1) business day following delivery to such courier service.

25. PARKING. Tenant shall have the right to use 4.0 parking spaces per 1,000 rentable square feet in the Premises made available to it by Landlord and/or the parking operator (as Landlord may determine), at no charge to Tenant during the Initial Term. Such parking spaces ("TENANT'S ALLOTTED PARKING SPACES") shall be in either the covered or surface parking areas adjacent to the Building, as Landlord shall determine; provided, however, that the number of covered parking spaces allocated by Landlord for Tenant's use shall be at least equal to Tenant's Proportionate Share of the number of covered parking spaces available to all office tenants of the Building. Forty (40) of Tenant's Allotted Parking Spaces shall be located in the area set forth on EXHIBIT G hereof and shall be marked reserved for Tenant. All other parking spaces shall be unreserved. The Parking Spaces marked reserved will not be changed without Tenant's consent, such consent not to be unreasonable withheld. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the parking areas to which the parking spaces apply, and shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the applicable parking operator governing the use of the parking areas to which the parking spaces apply. Landlord shall not offer parking spaces at a ratio greater than four (4) spaces per 1,0000 rentable square feet to any other tenants in the Building. It is understood and agreed that Landlord has no responsibility to provide security to the parking area and shall not be responsible for any theft of any property, except to the extent that such damage or injury is caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors. It is also understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in any such parking areas or to any personal property located therein, or for any injury sustained by any person in or about such parking areas. Landlord shall provide an awning or other covering over a walkway between the parking area and the Building to the extent such awning or other covering is permitted under applicable zoning laws, regulations, codes and ordinances. In the event that Tenant reasonably determines that use of the structured parking facility by other tenants or visitors has continually and materially impaired Tenant's use of Tenant's Allotted Parking Spaces, then Tenant shall have the right to require that Landlord install controlled parking equipment for the structured parking facility, which shall be performed according to standards determined by Landlord in its reasonable discretion. Landlord shall have the right to operate, manage and control such controlled parking system. Landlord shall install one or more bicycle racks in the structured parking facility serving the Building for use by Tenant's employees on a non-reserved, non-exclusive basis together in common with Landlord and other tenants and occupants of the Building.

26.  SECOND FLOOR EXPANSION RIGHTS.

     A. Tenant shall have the one (1) time option (the "EXPANSION OPTION") to lease additional space in the Building, consisting of a portion of the rentable space on the second (2nd) floor comprising approximately 20,000 rentable square feet, provided that (i) Tenant and Tenant's Qualified Tenant Affiliates (if any) occupy more than fifty percent (50%) of the Premises, (ii) Tenant is not then in Default hereunder, and (iii) Tenant has not been in Default hereunder twice during the twelve (12) month period prior to and including the date the Exercise Notice (hereinafter defined) is deemed given. Tenant may exercise this Expansion Option to expand only by giving written notice to Landlord of its election to expand (the "EXERCISE NOTICE") the Premises into any such space (the "EXPANSION SPACE") on or before the date which is the first day of the forty-second (42nd) full calender month of the Term. If Tenant exercises, in accordance herewith, its Expansion Option to expand the Premises into the Expansion Space, then Landlord shall determine in its reasonable judgement the exact configuration and square footage of the Expansion Space (which square footage must be no less than 19,000, nor more than 21,000, rentable square feet), in a manner that leaves the remainder of the rentable area on the second (2nd) floor reasonably configured and accessible to the elevator lobby, reasonably leasable by Landlord

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and in reasonable compliance with all applicable laws and codes relating to such space. In the event Tenant does not exercise its Expansion Option to lease the Expansion Space in a timely manner pursuant to the terms and conditions of this
Section 26.A, the Expansion Option, and all the terms and provisions of this
Section 26.A, shall terminate and to be of no further force or effect.

     B. If Tenant exercises its Expansion Option to lease the Expansion Space pursuant to Section 26.A, then as of the Expansion Space Commencement Date (hereinafter defined), the following shall apply: (i) the Expansion Space shall become a part of the Premises as of the first day of the sixth (6th) Lease Year of the Term ("EXPANSION SPACE COMMENCEMENT DATE"), (ii) Tenant's tenancy of the Expansion Space shall be coterminous with this Lease, and except as provided herein, shall be subject to all of the terms and conditions of this Lease, including without limitation, the payment of Additional Rent, (iii) the Base Rent for the Expansion Space shall be identical (on a per square foot basis) to the Base Rent (as fully escalated at the Expansion Space Commencement Date) then payable by Tenant for the Premises, (iv) the Expansion Space shall be delivered to Tenant in its "as is" condition (and shall be surrendered to Landlord in its then "as is" condition as of the expiration or earlier termination of the Lease, subject to the provisions of Section 9), and Landlord shall not be responsible to construct, install or pay for (or provide an improvement allowance for) any alterations, improvements or decorations in or to the Expansion Space or the Premises in connection with Tenant's leasing thereof, and (v) Tenant's Proportionate Share set forth in ITEM 7 of the Schedule shall be amended to reflect the number of rentable square feet in the Expansion Space leased.

     C. Landlord shall deliver to Tenant an amendment (the "EXPANSION AMENDMENT") to this Lease, in a commercially reasonable form, which: (i) identifies the Expansion space and incorporates same into the Premises; (ii) indicates the increased square footage of the Premises resulting from the inclusion of the Expansion Space into the Premises; and (iii) specifies the increase in Tenant's Proportionate Share resulting therefrom. Within ten (10) days of the date that Landlord delivers to Tenant the Expansion Amendment, Tenant shall execute same. Time is of the essence with respect to Tenant's obligations under this Section 26.

     D. In the event that Tenant leases the Expansion Space from Landlord within the time and manner provided in this Section 26, and Landlord is unable to deliver possession of such space to Tenant for any reason or condition beyond Landlord's control, including, without limitation, the failure of an existing tenant to vacate such space, Landlord, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and Tenant shall not be relieved of its obligation to lease the Expansion Space from Landlord. Landlord shall use reasonable efforts to deliver possession of such space to Tenant as soon as reasonably practicable, including without limitation the commencement of a possessory action against a holdover tenant if such space is not vacated within forty-five (45) days. Notwithstanding the foregoing, in the event Landlord is unable to deliver the Expansion Space to Tenant within one hundred twenty (120) days after the scheduled Expansion Space Commencement Date for any reason not caused by Tenant, then Tenant shall have the right to terminate this Lease only with respect to the Expansion space by delivering to Landlord, no later than ten (10) days after such date, thirty (30) days prior written notice of such termination. In the event Landlord delivers the Expansion Space to Tenant on or before the expiration of such thirty (30) day period, such right of termination shall be deemed to be void and without effect. In the event the Expansion Space is not delivered to Tenant on or before the expiration of such thirty (30) day period, for any reason not caused by Tenant, then this Lease only with respect to the Expansion Space shall terminate and all rights, obligations and liabilities of the parties hereunder with respect to the Expansion Space shall be released and discharged.

27.  RIGHT OF FIRST OPPORTUNITY FOR ADDITIONAL SPACE.

     A. In the event that any office space in the Building becomes or is reasonably anticipated by Landlord to become vacant and freely available for Landlord to lease to Tenant during the Term (following the expiration or earlier termination of an initial letting of any space in the Building, including any renewal or extension periods for such letting), except as provided below, Landlord shall provide Tenant with written

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notice ("AVAILABILITY NOTICE") of the availability of such space (the "ROFO
SPACE"). Provided that (i) Tenant is not in default and has not been in Default under this Lease more than twice during the Term; (ii) no event has occurred which with the passage of time or the giving of notice (or both) would be deemed a default if not cured within the applicable cure period; (iii) as of the Takeover Date (hereinafter defined), at least three (3) years remain in the Term; and (iv) Tenant provides to Landlord written notice ("ROFO EXPANSION NOTICE"), within thirty (30) business days after receipt of Landlord's Availability Notice, of Tenant's desire to expand the Premises into all, but not less than all, of the ROFO Space, Tenant shall have the first right (the "RIGHT OF FIRST OPPORTUNITY") to negotiate with Landlord (based upon the current market rental rate with respect to comparable space in the Reston/Herndon, Virginia area at the time of such expansion, taking into consideration market concessions and other relevant factors applicable at such time), for the thirty (30) day period immediately following Tenant's delivery of such ROFO Expansion Notice, the terms on which it will lease the ROFO Space and secure an amendment (the "ROFO EXPANSION AMENDMENT") executed and delivered by Landlord and Tenant evidencing such terms. In the event that (a) Landlord and Tenant fail to agree on such terms and execute and deliver a ROFO Expansion Amendment within such thirty (30) day period, or (b) Tenant fails to deliver the ROFO Expansion Notice (or otherwise fails to comply with any other condition to the exercise of its right of first offer) within the time period set forth above. Tenant's Right of First Opportunity to lease such ROFO Space pursuant to this Section 27.A shall terminate until such time as the space becomes available again or negotiations to lease such space by the pending prospect are terminated, and Landlord shall have the right to lease such ROFO Space at any time to any other person or entity upon any terms and conditions which Landlord desires, in its sole discretion. Time is of the essence with respect to this Section 27.

     B. If Tenant leases the ROFO Space, within the time and in the manner provided in this Section 27, then as of the Takeover Date (as defined below), the following shall apply:

         (1) the ROFO Space shall be added to, and become a part of, the Premises, and Tenant's lease thereof shall be governed by all of the provisions of this Lease, which shall continue in full force and effect and the applicable to the ROFO Space;

         (2) the rentable area of the Premises shall be increased by the rentable area of the ROFO Space;

         (3) Tenant shall commence paying Rent based upon the newly increased rentable area of the Premises;

         (4) the Base Rent per square foot of rentable area of the ROFO Space shall be equal to the amount set forth in the ROFO Expansion Amendment;

         (5)   the ROFO Space shall be delivered to Tenant "as is" condition;
     and

         (6) the Takeover Date shall be the date the initial tenant's lease of the ROFO Space has expired or been earlier terminated and Landlord has delivered such space to Tenant.

     C. Landlord shall provide Tenant, on an annual basis, notice of any lease and renewal options expiring in the coming year which are applicable to ROFO Space. Notwithstanding anything to the contrary contained in this Section 27, Landlord and Tenant agree that the foregoing right of first offer shall be subject to any and all renewal rights in any leases existing as of the date the Availability Notice would otherwise be delivered to Tenant.

     D. In the event that Tenant leases the ROFO Space from Landlord within the time and manner provided in this Section 27, and Landlord is unable to deliver possession of such space to Tenant for any reason or condition beyond Landlord's control, including, without limitation, the failure of an existing tenant to vacate such space, Landlord, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and Tenant shall not be relieved of its obligation to lease the ROFO Space from Landlord. Landlord shall use reasonable efforts to deliver possession of such space to Tenant as soon as reasonably practicable, including without limitation the

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commencement of a possessory action against a holdover tenant if such space is not vacated within forty-five (45) days. Notwithstanding the foregoing, in the event landlord is unable to deliver the ROFO Space to Tenant within one hundred twenty (120) days after the scheduled Takeover Date for any reason not caused by Tenant, then Tenant shall have the right to terminate this Lease only with respect to the ROFO Space then being leased by Tenant by delivering to Landlord, no later than ten (10) days after such date, thirty (30) days prior written notice of such termination. In the event Landlord delivers the ROFO Space to Tenant on or before the expiration of such thirty (30) day period, such right of termination shall be deemed to be void and without effect. In the event the ROFO Space is not delivered to Tenant on or before the expiration of such thirty (30) day period, for any reason not caused by Tenant, then this Lease only with respect to the subject ROFO Space shall terminate and all rights, obligations and liabilities of the parties hereunder with respect to such ROFO Space shall be released and discharged.

28.  HVAC RIGHTS. Landlord hereby consents to the installation by Tenant of one
(1) or more air conditioning units at Tenant's sole cost and expense, provided that the exact amount, dimensions, weight, location, and installation procedures for such equipment are reasonably approved by Landlord prior to such installation. Tenant, at its sole cost, shall construct a fence or other reasonable screening device reasonably acceptable to Landlord around any such HVAC unit, as appropriate for its location. Throughout the Term, Tenant shall
(i) ensure that each HVAC unit complies with all applicable laws, statutes and ordinances; (ii) cause engineers, reasonably acceptable to Landlord to inspect each such HVAC unit at least once yearly to insure that such equipment is functioning properly; (iii) maintain each HVAC unit in good order and repair;
(iv) maintain insurance coverages with respect thereto; (v) maintain all permits and governmental approvals necessary, if any, for the operation of each HVAC unit. At the end of the Term, Tenant shall remove each HVAC unit if requested by Landlord at Tenant's sole cost and expense, and restore the Building and the Premises to their condition immediately prior to the installation of such unit.

29.  ANTENNA RIGHTS.

     A. SCOPE OF RIGHTS. Subject to the terms and conditions of this Lease (including without limitations, the terms of this Section 28 and provided no Default has occurred under this Lease. Landlord hereby grants Tenant the non-exclusive right to install, maintain and operate during the Term radio antennae or satellite dishes and related equipment (collectively, the "ANTENNA EQUIPMENT") on portions of the roof of the Building in the exact locations reasonably specified by Landlord, after giving good faith consideration to any location requested by Tenant (such locations being referred to as a "SITE"), provided, the Antenna Equipment (i) does not adversely affect in any material manner the structure of the Building, the roof of the Building, the warranty for the roof of the Building or the safety of the Building; (ii) does not adversely affect in any material manner the electrical, mechanical or any other system of the Building or the functioning thereof; (iii) does not adversely interfere with the operation of the Building or the provision of services or utilities to other current or future tenants in the Building; and (iv) is otherwise approved by Landlord in writing (which approval shall not be unreasonably, withheld, conditioned or delayed).

     B. COMPLIANCE WITH LAW. Tenant shall install, maintain and operate the Antenna Equipment in compliance with all present and future rules and regulations of any local, State or Federal authority having jurisdiction with respect thereto, including, without limitation, the rules and regulations of the Federal Communications Commission ("FCC"), the Federal Aviation Administration ("FAA") the Antenna Equipment being permitted under the laws, rules and regulations of Fairfax County, Virginia, the City of Herndon, Virginia and any other governmental and quasi-governmental authorities having appropriate jurisdiction over the Building or Tenant's use of the Antenna Equipment. Tenant shall deliver to Landlord written proof of compliance within twenty (20) days of Landlord's written request. Tenant shall, with Landlord's good faith, diligent cooperation, obtain all permits, licenses, variances, authorizations and approvals that may be required in order to install the Antenna Equipment.

     C.  INSTALLATION PROCEDURES.

         (i) Prior to installation of the Antenna Equipment and any modifications or changes thereto. Tenant shall submit in writing all plans for Landlord's approval to Landlord, Attention: Vice

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     President, Network and Facilities, at 10 Woodbridge Center Drive,
     Woodbridge, New Jersey 07095 and shall commence work only after having obtained Landlord's written approval, which shall not be unreasonably withheld, conditioned, or delayed. The style, color, materials, exact location and method of installation of the Antenna Equipment are subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

         (ii) All of such installations, modifications or changes shall conform to Landlord's reasonable technical requirements, including but not limited to, design and installation specifications, Interference control devices and weight and windload requirements.

         (iii) The Antenna Equipment shall be clearly marked to show Tenant's name, address, telephone number, the name of the person to contact in case of emergency, FCC call sign, frequency and location; the transmissions lines shall be identified at the bottom and top of each line.

         (iv) In the event Tenant requires an electric power supply and/or usage different from that currently provided by Landlord, Tenant shall, at its sole cost and expense, obtain such power supply. Any work performed in connection therewith shall comply with the provisions of Sections 5.A and 5.B. Any power lines installed by Tenant shall run within Landlord's current easements. Any deviation from such easement rights shall be corrected at Tenant's expense, payable as an additional fee hereunder within ten (10) days of Tenant's receipt of an invoice therefor.

         (v) In the event a zoning variance is required in connection with the installation or modification of the Antenna Equipment, Tenant may, with Landlord's good faith, diligent cooperation, seek to obtain such variance at Tenant's sole cost and expense, provided however, that such variance and/or the conditions under which such variance would be granted shall in no way impair or affect the zoning otherwise affecting the Building or any part thereof, including without limitation the Land.

         (vi) In all matters where Landlord's approval is required and where Landlord's engineer makes a reasonable determination that interference or other disruption with the business of Landlord or other existing licensees is likely to result from Tenant's contemplated action, Landlord shall have the right to withhold such approval by written notice to Tenant, setting forth in reasonable detail the basis for Landlord's disapproval.

         (vii) All work performed at the Building in connection with the installation and modification of the Antenna Equipment shall be performed at Tenant's expense by Tenant's employees or by contractors reasonably approved by Landlord.

         (viii) Landlord shall provide to Tenant sufficient access to the Site and affected areas of the base Building for the maintenance and operation of the Antenna Equipment. Access to the Site or other areas of the Building will be available by telephoning the property manager for the Building, the number for which property manager shall be provided to Tenant upon request from time to time. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord as a result of access outside of the normal business hours of the Building. All access to the Site or other areas of the Building shall be subject to the continuing control of, and reasonable security and safety procedures established by, Landlord.

         (ix) Tenant shall pay Landlord (within thirty (30) days after receipt of an invoice therefor) an amount equal to all costs incurred by Landlord to have an engineer review the plans and specifications for the Antenna Equipment and specifications and method for attaching the Antenna Equipment to the Building.

         (x) Tenant shall install any screen or other covering for the Antenna Equipment that Landlord in its reasonable discretion may require (the size, type and style of which shall be subject to Landlord's prior written approval) in order to camouflage or conceal the Antenna Equipment.

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         (xi)   The Antenna Equipment shall not be more than thirty-six inches
     (36") in height and not more than the weight that Landlord shall determine is appropriate for the roof (which Landlord shall specify to Tenant upon Tenant's written request).

     D.  INTERFERENCE.

         (i) The installation, maintenance and operation of the Antenna Equipment shall not interfere electronically or otherwise, with (i) the equipment, facilities, site use and marketability or operations of Landlord, or (ii) the equipment, facilities or operations of Landlord's present licensees or tenants at the Building. If any such interference is caused by the installation, maintenance and operation of the Antenna Equipment, Tenant shall, upon written or oral request, suspend its operations until such time as the interference has been eliminated, except for intermittent testing after performing such repair, modification, replacement or other action for the purpose of correcting the interference. If Tenant is unable to rectify the interference, then upon Landlord's request, Tenant shall (at Tenant's cost) remove the Antenna Equipment from the Building (and restore the Site and the Building area affected to the condition existing prior to installation of the Antenna Equipment) and comply with the provisions of Section 29.E hereof governing removal of the Antenna Equipment. All transmitters and/or repeater systems at the Site shall be equipped with, at a minimum, a single stage isolator and a bandpass filter or bandpass/reject type duplexer. No notch type duplexers will be allowed. Complete technical characteristics for required equipment (including response curves) shall be furnished to Landlord and approved for use prior to Tenant's installation of the Antenna Equipment. Landlord shall use commercially reasonable efforts to ensure that any equipment installed or placed on the roof after the Installation of the Antenna Equipment will be located in an area that is not likely to materially interfere electronically or otherwise with the Antenna Equipment installed by or on behalf of Tenant.

         (ii) Tenant waives any and all claims against Landlord for any interference caused to or with Tenant's Antenna Equipment by the present or future equipment or facilities of Landlord or any of its tenants or licensees.

     E.  MAINTENANCE AND REMOVAL OF THE ANTENNA EQUIPMENT.

         (i) Tenant shall, at its sole cost and expense, be responsible for the maintenance of the Antenna Equipment in accordance with all applicable laws and regulations and this Lease. All maintenance work shall be performed by Tenant's employees or by certified contractors, previously approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

         (ii) At the expiration or earlier termination of this Lease, Tenant shall remove the Antenna Equipment from the Building (and restore the Site and the Building areas affected to the condition existing prior to installation of the Antenna Equipment) at Tenant's sole cost and expense. The removal shall be performed by a certified contractor previously approved in writing by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), in a workmanlike manner in accordance with a previously approved removal plan (such approval not to be unreasonably withheld, conditioned or delayed) and without causing any interference or damage to the structures, equipment, or operations of Landlord or any of its licensees or tenants at the Building. Should any interference, damage or destruction occur, it shall be immediately remedied by Tenant at Tenant's sole cost and expense. If Tenant fails to eliminate any such interference or to make any such repair within seven (7) business days of receiving written notice of the occurrence of interference or damage, Landlord may perform the necessary work at Tenant's cost and expense and such amount shall be paid by Tenant, as additional Rent hereunder, within thirty (30) days of Tenant's receipt of an invoice therefor.

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     F.  INDEMNIFICATION.

         (i) Except to the extent resulting directly from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify and save Landlord harmless from and against any and all loss, costs, liabilities, damages, judgements, and expenses, including reasonable attorney's fees, in connection with claims resulting from bodily injury or death of any person, or from damage to any property sustained by any person, including Tenant, arising from the installation, removal and maintenance of the Antenna Equipment.

         (ii) Tenant covenants and agrees that the installation, operation and removal of the Antenna will be at its sole risk. Landlord shall not be liable to Tenant for any loss, damage or expense arising from any damage to the Antenna Equipment that may be occasioned by, through, or in connection with any acts or omissions of Landlord or Landlord's agents or employees. Tenant agrees to indemnify and hold Landlord and all other persons or entities having facilities located at the Site harmless, from all costs of any damage done to Landlord's or other persons facilities or equipment located at the Building, that occur as a result of the installation, operation or maintenance of Tenant's Antenna Equipment. Tenant hereby assumes the risk of the inability to operate Tenant's Antenna Equipment as a result of any structural or power failure at the Building or failure of Tenant's Antenna Equipment for any reason whatsoever and agrees to indemnify and hold Landlord harmless from all damages and costs of defending any claim or suit for damages of any kind including business interruption (and reasonable attorney's' fees) asserted against Landlord by reason of such failure.

     G. TAXES. Tenant hereby acknowledges that the existence of the Antenna Equipment and Tenant's other improvements may result in an increase in the assessed valuation of the Building. Upon receipt of documentation specifically showing that the Antenna Equipment or Tenant's other improvements directly and solely caused such increase Tenant shall reimburse Landlord for any increase in the real estate taxes payable by Landlord as a consequence of the increase in assessed valuations, subject to Tenant's right to obtain an exemption therefor on Landlord's behalf. Landlord shall, at Tenant's sole cost and expense, cooperate with Tenant to obtain an abatement of any such increase assessment. In the event any sales, use or other tax shall be payable by Landlord in connection with this Lease, Tenant shall reimburse Landlord on demand for such payments or shall furnish necessary documentation to the appropriate government authorities to show that fee payments hereunder are exempt from such sales, use or other tax.

30. STORAGE SPACE. Subject to the terms and conditions set forth below, Tenant shall have the right to install in the structured parking facility serving the Building, at Tenant's sole cost and expense (subject to application of the Improvement Allowance), in a location reasonably determined by Landlord, a storage closet to be used solely for the storage of Tenant's furniture, equipment and personalty (the "STORAGE CLOSET"). Tenant shall accept the area designated by Landlord in its "as-is" condition, and Landlord shall not be required to construct, or pay for, any improvements to such area above a concrete slab and ensuring that the area will have electrical capacity for lighting. Prior to the installation of the Storage Closet by Tenant: (i) Landlord shall reasonably approve the contractor which shall undertake such installation; (ii) Tenant shall obtain all permits and governmental approvals required for the installation of the Storage Closet; (iii) Tenant and the contractor approved by Landlord to undertake such installation shall obtain such insurance coverages as Landlord may reasonably require and, if requested by Landlord, cause Landlord to be named as an insured under such insurance policies; and (iv) Tenant shall submit to Landlord for approval in its reasonable discretion, plans for the installation of the Storage Closet, prepared by qualified engineers, showing the size of the Storage Closet, all aesthetic, structural, mechanical and electrical details of the Storage Closet, and all changes to the parking facility which are necessary to accommodate same, all in accordance with all applicable Federal, state and local laws, statutes and ordinances, including without limitation all Environmental Laws. Throughout the Term, Tenant shall (A) ensure that the Storage Closet complies with all applicable laws, statutes and ordinances, including any Environmental Laws; (B) maintain the Storage Closet in good order and repair, ordinary wear and tear and insured casualty excepted; (C) maintain insurance coverages with respect thereto as are required by Landlord from time to time; and (D) keep the Storage Closet locked, and shall provide Landlord with keys thereto. Tenant shall not store

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any trash, food, or any hazardous or flammable material in the Storage Closet.
At the end of the Term, Tenant shall remove the Storage Closet at Landlord's request, and restore the affected areas of the parking facility to their condition immediately prior to the installation of the Storage Closet. Tenant shall indemnify Landlord and hold it harmless from and against all claims, liability, damage or costs, including reasonable attorneys' fees, suffered or sustained by Landlord which arise out of the installation, use, cleaning, operation or removal of the Storage Closet. Tenant's Allocated Parking Spaces pursuant to Section 25, above, shall be reduced by the number of parking spaces being occupied by the Storage Closet, all related equipment in connection therewith and any affected spaces for appropriate clearance required for access to the Storage Closet (the "EQUIVALENT SPACES"). The provisions of this
Section 30 shall survive the expiration of the Term or the termination of this Lease.

31.  MISCELLANEOUS.

     A. SUCCESSORS AND ASSIGNS. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

     B. ENTIRE AGREEMENT. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease including those described in ITEM 10 of the Schedule, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

     C. TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

     D. EXECUTION, DELIVERY AND AUTHORITY. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein which offer may not be revoked for fifteen (15) days after such delivery. Landlord and Tenant hereby represent and warrant to each other that the individuals signing this Lease on their behalf are duly authorized to execute and deliver this Lease on their behalf and that they are a duly organized entity under the laws of the state of their formation, are qualified to do business in the Commonwealth of Virginia, are in good standing under the laws of the state of its formation and the laws of the Commonwealth of Virginia, and have the power and authority to enter into this Lease, and that all action requisite to authorize them to enter into this Lease have been duly taken.

     E. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

     F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     G. ATTORNEYS' FEES. Tenant shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in enforcing this Lease, provided however, in the event suit shall be brought by either party hereto against the other to enforce any provision of this Lease, the prevailing party in any such action shall be entitled to recover from the other party all of its expenses incurred in such action, including reasonable attorneys' fees, disbursements and actual costs.

     H. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

                                                            HOLLAND & KNIGHT LLP

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

     I. LANDLORD REPRESENTATION. Landlord represents to Tenant that it is a Delaware limited liability company, formed and existing in the State of Delaware, and authorized to conduct business in the Commonwealth of Virginia.

     J. CAPTIONS. The headings and titles in this Lease are for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

     K. NO WAIVER. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of either party shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

     L. LIMITATION OF LIABILITY; EFFECT OF SALE. Any liability of Landlord in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises shall be limited solely to its interest in the Property, including any insurance or condemnation proceeds (subject to the rights of any holder of any mortgage or deed of trust encumbering Landlord's interest in the Property or by any ground lessor having an interest in the Property; provided, however, upon any sale of the Building, Tenant shall be entitled, for the ninety (90) day period immediately following notice in writing from Landlord to Tenant of such sale, to look to the net proceeds of the sale (I.E., after all commissions, closing costs, liens and other costs associated with the sale have been satisfied) for the satisfaction of such claim). In no event shall any personal liability be asserted against Landlord in connection with any such claim nor shall any recourse be had to any other property or assets of Landlord. No property owned by any member, partner or other owner of Landlord, or any of their or Landlord's employees, officers, directors, shareholders, members or partners, shall be subject of levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant in connection with any such claim. Landlord and any successor will be relieved of its obligations accruing after any sale of the Building or Premises and Tenant will look solely to the successor for performance of those obligations, provided such purchaser assumes or is deemed to have assumed all of the obligations of Landlord under this Lease. Notwithstanding anything contained in this Lease to the contrary (including without limitation, the provisions of Section 11.B hereof), in no event shall Landlord be liable to Tenant on account of any claims for lost business or profits or any indirect or consequential losses or damages or any punitive damages. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

     M. NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

     N. FINANCIAL STATEMENTS. Tenant (and any guarantor of this Lease), within fifteen (15) days after Landlord delivers to Tenant (or such guarantor) written request therefor, will provide Landlord with a copy of its most recent financial statements, consisting of a Balance Sheet, Income Statement and Cash Flow Statement, and related footnotes, prepared in accordance with generally accepted accounting principles; provided, however, that if Tenant is not in default of any term, condition or covenant hereunder, Tenant shall not be required to provide Landlord with such financial statements more often than once in any Lease Year unless such financial statements are required by Landlord's lender or requested by Landlord in connection with a potential refinancing or sale of the Building. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant's (or the guarantor's, if applicable) chief financial officer. The financial statements provided must be as of a date not more than fifteen (15) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required.

                                                            HOLLAND & KNIGHT LLP

     O. LIEN WAIVER. Landlord hereby waives all pre-judgment liens, whether contractual or statutory, including but not limited to Landlord's right of distraint and any security interest in Tenant's property, against Tenant's personal property in the Premises.

     P. CHANGE OF ADDRESS. In event that Tenant desires to change the name of that certain street abutting the Project as identified on the attached
EXHIBIT A. Tenant shall provide written notice thereof to Landlord. Landlord shall use commercially reasonable efforts to assist Tenant in procuring such a name change, provided, however, that Tenant shall not seek to have a name which identifies Tenant or any other commercial entity or enterprise, and provided further that Landlord shall have the right to approve any name proffered by Tenant, and all costs and expenses of pursuing such a name change (including reasonable attorneys fees) incurred by Landlord shall be paid by Tenant within thirty (30) days after Tenant's receipt of an invoice therefor from Landlord.

                         [signatures on following page]

                                                            HOLLAND & KNIGHT LLP

     IN WITNESS WHEREOF, the parties hereto have executed this deed of Office Space Lease under seal in a manner sufficient to bind them as of the day and year first above written.

                             LANDLORD

                             JACo HORSE PEN II LLC

                             By: ND HOLDINGS LLC, ITS SOLE MEMBER

                                 By: APOLLO MONUMENT LLC, ITS SOLE MEMBER

WITNESS:                             By: KRONUS PROPERTY III INC., ITS MANAGER


/s/                                      By: /s/ William Scully   (Seal)
-----------------------                      ---------------------
                                             Name:
                                             Title:


                             TENANT

ATTEST/WITNESS:              WANG GOVERNMENT SERVICES, INC.


/s/                          By: /s/ Jeffrey R. Beck 6/14/00      (Seal)
-----------------------          ---------------------------------
                                 Name:
                                 Its:

                                                            HOLLAND & KNIGHT LLP

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into this 15 day of APRIL, 2002 by and between JACO HORSE PEN II LLC, a Delaware limited liability company ("LANDLORD"), and GETRONICS GOVERNMENT SOLUTIONS, LLC (formerly known as Wang Government Services, Inc.), a Delaware corporation ("TENANT").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Office Space Lease dated July 7, 2000 (the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord approximately one hundred forty thousand (140,000) rentable square feet of office space (the "Premises") on the first (1st), third (3rd), fourth (4th) and fifth (5th) floors of the building known as President's Park III, 2525 Network Place, Herndon, Virginia (formerly known as 2525 Horse Pen Road) (the "Building"), as more particularly set forth in the Lease; and

     WHEREAS, subsequent to the execution of the Lease, but prior to the commencement of the term of the Lease, the rentable square footage of the Premises was remeasured pursuant to Section 1.A of the Lease; and

     WHEREAS, Landlord and Tenant have agreed to amend the Lease to, among other things, adjust the Base Rent (as defined in the Lease) and Tenant's Proportionate Share (as defined in the Lease) in light of the remeasurement.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. INCORPORATION OF RECITALS. The foregoing recitals are hereby incorporated in this Amendment and made a part hereof by this reference.

2. DEFINITIONS. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

3. RENTABLE SQUARE FEET OF THE PREMISES. The Premises has been remeasured pursuant to Section 1.A of the Lease. From and after the date hereof, Landlord and Tenant agree that the Premises shall consist of one hundred forty two thousand six hundred forty-six rentable square feet (142,646). Accordingly, the definitions of Premises, Rentable Square Feet of the Premises and Tenant's Proportionate Share as set forth in the Schedule shall hereby be deleted and the following shall be substituted in lieu thereof:

"1. PREMISES                        The entire rentable square feet of office
                                    area on the third (3rd), fourth (4th) and fifth (5th) floors, each comprising approximately 41,731 rentable square feet, and a portion of the first (1st) floor of the Building containing approximately 17,453 rentable square feet, as shown on the floor plans attached hereto as EXHIBITS A-1 through A-4."

"4. RENTABLE SQUARE FEET OF THE     142,646, as determined in accordance with
PREMISES:                           the BOMA Method of Measurement ("BOMA")."

"7. TENANT'S PROPORTIONATE SHARE    71.14%"

                                                            HOLLAND & KNIGHT LLP

4. BASE RENT. The Base Rent for each Lease Year during the Term shall hereby be amended to be as set forth in the following schedule (which schedule shall replace the schedule of Base Rent set forth in item 6 of the Schedule):

                                      1     $ 2,691,730.08   $ 224,310.84
                                      2     $ 2,773,038.24   $ 231,086.52
                                      3     $ 2,855,772.96   $ 237,981.08
                                      4     $ 2,941,360.56   $ 245,113.38
                                      5     $ 3,029,801.04   $ 252,483.42
                                      6     $ 3,121,094.52   $ 260,091.21
                                      7     $ 3,215,240.88   $ 267,936.74
                                      8     $ 3,312,240.12   $ 276,020.01
                                      9     $ 3,412,092.36   $ 284,341.03
                                      10    $ 3,514,797.48   $ 292,899.79

5. EXHIBIT A-1. EXHIBIT A-1 to the Lease shall hereby be deleted in its entirety and EXHIBIT A-1 attached to this Amendment shall be inserted in lieu thereof.

6.   NOTICES.

     A. Landlord's address for notices set forth in Section 24 of the Lease shall hereby be deleted and the following shall be inserted in lieu thereof:

     "IF TO LANDLORD:               c/o Monument Realty LLC
                                    1155 Connecticut Avenue, N.W., 7th Floor
                                    Washington, D.C. 20036
                                    Attention: Mr. Michael J. Darby

     WITH A COPY TO:                Apollo Real Estate Advisors
                                    Two Manhattanville Road
                                    Purchase, New York 10557
                                    Attention: Mr. Ronald Solotruk

     AND A COPY TO:                 Apollo Real Estate Advisors, LLP
                                    1301 Avenue of the Americas, 38th Floor
                                    New York, New York 10019
                                    Attention: Mr. William A. Scully

     AND A COURTESY COPY TO:        Holland & Knight LLP
                                    2099 Pennsylvania Avenue, NW, Suite 100
                                    Washington, D.C. 20006
                                    Attention: David C. Silver, Esq."

     B. Tenant's address for notices set forth in Section 24 of the Lease shall hereby be deleted and the following shall be inserted in lieu thereof:

     "IF TO TENANT:                 Getronics Government Solutions, LLC
                                    2525 Network Place
                                    Herndon, Virginia 20171
                                    Attention: Director, Real Estate & Workplace
                                    Resources

     AND A COURTESY COPY TO:        Shaw Pittman
                                    1676 International Drive

                                                            HOLLAND & KNIGHT LLP

                                    McLean, Virginia 22101
                                    Attention: David L. Miller, Esq."

7. RATIFICATION. Except as expressly amended in this Amendment, the conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

8. REPRESENTATIONS. Tenant hereby represents and warrants to Landlord that Tenant (i) has full power and authority to execute and perform this Amendment, and (ii) has taken all action necessary to authorize the execution and performance of this Amendment. Landlord hereby represents and warrants to Tenant that Landlord (a) has full power and authority to execute and perform this Amendment, and (b) has taken all action necessary to authorize the execution and performance of this Amendment.

9. MISCELLANEOUS. This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to the restrictions on assignment set forth in the Lease), (ii) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, and (iii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. This Amendment contains and embodies the entire agreement of the parties hereto with respect to the matters contained herein, and supersedes and revokes any and all negotiations, arrangements, letters of intent, representations, inducements or other agreements, oral or in writing, with respect to such matters. No representations, inducements or agreements, oral or in writing, with respect to such matters, unless contained in this Amendment, shall be of any force or effect.

                    [Signatures contained on following page]

                                                            HOLLAND & KNIGHT LLP

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Space Lease under seal in a manner sufficient to bind them as of the day and year first above written.

                                    LANDLORD

                                    JACo HORSE PEN II LLC

                                    BY: ND HOLDINGS LLC, ITS SOLE MEMBER

                                        BY: APOLLO MONUMENT LLC, ITS SOLE MEMBER

WITNESS:                                    BY: KRONUS PROPERTY III, INC., ITS
                                                MANAGER

                                                By: /s/ William Scully    (Seal)
-------------------------------                    ------------------------
                                                   Name: WILLIAM SCULLY
                                                   Title:

                                    TENANT

ATTEST/WITNESS:                     GETRONICS GOVERNMENT SOLUTIONS, LLC

 /s/ Carla Mauck                    By: /s/ Alfred Willis                 (Seal)
-------------------------------        -----------------------------------
                                       Name: ALFRED WILLIS
                                       Its: DIRECTOR, REAL ESTATE & WORKPLACE
                                            RESOURCES

                                                            HOLLAND & KNIGHT LLP